UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Consent Solicitation Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Blount International, Inc.
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 26, 2011

TO THE STOCKHOLDERS OF BLOUNT INTERNATIONAL, INC.:

The Annual Meeting of Stockholders of Blount International, Inc. (the “Corporation”) will be held at 10:00 A.M. E.D.T. on Thursday, May 26, 2011, in Conference Room J of the Sheraton New York Hotel & Towers at 811 7th Avenue, New York City, New York 10019 for the following purposes:

1.	To elect a Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors have been elected and qualified;

2.	To approve an advisory vote on executive compensation;

3.	To approve an advisory vote on the frequency of holding an advisory vote on executive compensation;

4.	To consider and act upon a proposal to re-approve the material terms of the Blount International, Inc. Executive Management Annual Incentive Plan;

5.
To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Corporation for the year ending December 31, 2011; and

6.	To transact such other business as may properly come before the Annual Meeting of Stockholders to be held on May 26, 2011, or any adjournment thereof (the “Meeting”).

The Board of Directors has fixed the close of business on Monday, March 28, 2011, as the record date for determining the stockholders entitled to notice of and to vote at the Meeting or any adjournment thereof.

TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.  ALTERNATIVELY, YOU MAY VOTE ONLINE AT www.investorvote.com.

By Order of the Board of Directors,

/s/ RICHARD H. IRVING
RICHARD H. IRVING, III
Senior Vice President, General Counsel
and Secretary
4909 SE International Way
Portland, OR 97222
April 26, 2011

The Proxy Statement and Annual Report to Stockholders are available at:

http://www.shareholdermaterial.com/blount/

BLOUNT INTERNATIONAL, INC.
4909 SE International Way
Portland, Oregon 97222
503-653-8881

PROXY STATEMENT
for the
ANNUAL MEETING OF STOCKHOLDERS
to be held
May 26, 2011

This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors (the “Board”) of Blount International, Inc., a Delaware corporation, of your proxy for use at the Meeting, or at any adjournment thereof.  It is anticipated that this Proxy Statement and the accompanying form of proxy will be mailed to stockholders on or about April 26, 2011.

Shares represented by each properly signed proxy on the accompanying form received by the Corporation in time to permit its use at the Meeting will be voted at the Meeting.  Alternatively, you may also register your vote online at www.investorvote.com.  However, you may revoke your proxy at any time prior to the actual voting thereof by giving notice in writing to the Secretary of the Corporation or by voting a subsequently dated proxy.  If a specification is made, the shares will be voted in accordance with the specification.   Generally, if a proxy is signed but no specification is made on the proxy, the shares represented by the proxy will be voted as recommended by the Board.  However, if your shares are held in “street name” by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions.  If you do not instruct your broker how to vote with respect to Proposals 1 through 4, your broker may not vote with respect to such Proposal.  Proposal 5 is considered a routine matter, and therefore your broker has discretion to vote your shares on Proposal 5.  The presence of a stockholder at the Meeting does not revoke his or her proxy; however, at the Meeting, there will be an opportunity for a stockholder in attendance to revoke his or her proxy and vote in person if he or she so requests.

VOTING SECURITIES
Record Date and Vote Required

The Board has fixed the close of business on Monday, March 28, 2011, as the record date for determining stockholders entitled to notice of and to vote at the Meeting.  Holders of shares of the Corporation’s single class of common stock as of the record date are entitled to vote at the Meeting by proxy or in person.  As of such date, the Corporation had 49,008,218 shares issued, 382,380 shares held in treasury and 48,625,838 shares outstanding.  There are no cumulative voting or preemptive rights.

The holders of common stock are entitled to one vote per share to elect the Directors and are entitled to one vote per share with respect to any other matter properly presented at the Meeting.

Directors are elected by the affirmative vote of a plurality of the votes cast in the election.  The affirmative vote of a majority of the shares cast is required to approve Proposals 4 and 5, and any other proposal properly presented at the Meeting.  With respect to Proposal 2, advisory approval of the compensation of each Executive Officer named in the Summary Compensation Table (the “Named Executive Officers” or “NEOs”), an affirmative vote of the majority of the shares present at the Meeting is required, and although the vote will not be binding on the Corporation, the Board’s Compensation Committee will take the voting results into consideration when making future decisions regarding the compensation of the Corporation’s Named Executive Officers.  With respect to Proposal 3, the option that receives the highest number of votes cast will be the advisory vote of the stockholders, and although the vote will not be binding on the Corporation, the Board’s Compensation Committee will take the voting results into consideration when making future decisions regarding the frequency of advisory votes on executive compensation.

PRINCIPAL STOCKHOLDERS

To the best knowledge of the Corporation, the following table sets forth, as of March 28, 2011,* information concerning: (a) beneficial ownership of common stock of the Corporation by (i) stockholders who beneficially own 5% or more of the Corporation’s common stock, (ii) each Director nominee, (iii) each Named Executive Officer and (iv) all Director nominees and Executive Officers of the Corporation as a group.  Except as otherwise indicated, all beneficial ownership stated in the table represents sole voting and investment power.

	Name and Address of Beneficial Owners	Shares Beneficially Owned	Percent of Total Shares	60-Day Options (# shares) (1)

(a)	Holders of more than 5% common stock (other than Director nominees and Executive Officers named in the Summary Compensation Table)

	First Eagle Investment Management LLC 1345 Avenue of the Americas New York, NY 10105	10,740,661	22.09%

	Fidelity Management & Research Company 82 Devonshire Street Boston, MA 02109	7,121,943	14.65%

	Select Equity Group 380 Lafayette Street New York, NY 10003	3,488,991	7.18%

	Gates Capital Management 1177 Avenue of the Americas New York, NY 10036	3,126,113	6.43%

	BlackRock Institutional Trust Company 400 Howard Street San Francisco, CA 94105	2,537,782	5.22%

(b)(i)	Director Nominees
	Robert E. Beasley, Jr.	0	--
	Ronald Cami	0	--
	R. Eugene Cartledge	50,492	**
	Andrew C. Clarke	1,747	**
	Joshua L. Collins	15,000	**	250,000
	Thomas J. Fruechtel	20,083	**
	E. Daniel James	12,809	**
	Harold E. Layman	21,944	**

(ii)	Named Executive Officers (other than Mr. Collins)
	Richard H. Irving, III	(2) 81,562	**	65,000
	Calvin E. Jenness	(3) 26,900	**	129,000
	Kenneth O. Saito	(2) 34,930	**	208,655
	David A. Willmott	10,000	**	33,333

(iii)	All Director nominees and Executive Officers as a group	(4) 332,456	**	(4) 773,488

(*)
The holdings of the stockholders who beneficially own 5% or more of the Corporation’s common stock are based on filings with the United States Securities and Exchange Commission (“SEC”) as of March 31, 2011.  Additionally, to conform to valuation dates established by the plan administrator, December 31, 2010 has been used for allocating the shares held by the Blount Retirement Savings Plan, a 401(k) plan, attributable to Messrs. Irving and Layman.  The difference between the number of shares so attributed on such date and those that would be so attributed on March 31, 2011 is immaterial.

(**)	Less than 1.0% of total shares.

(1)
Under applicable rules of the SEC, beneficial ownership by principal stockholders of certain types of instruments that can be converted into shares of common stock within 60 days from the date of this Proxy Statement are required to be included in this table.  Numbers in this column represent granted and fully-vested options, Stock Appreciation Rights (“SARs”) and Restricted Stock Units (“RSUs”) held respectively by each of the individuals shown above that can be exercised or otherwise vest and are subject to settlement within such period for the number of shares indicated.  This column does not include RSUs and SARs that have vested but are not exercisable or payable within the 60-day period.

(2)
The shares totals include shares acquired upon the vesting of a tranche or tranches of RSUs, but are net of shares surrendered back to the Corporation, for the purpose of paying income taxes upon such vesting. The following NEOs and one other Executive Officer surrendered shares as follows.

Kenneth O. Saito	1,623
Richard H. Irving, III	2,622
One Other Executive Officer	1,624

(3)
On March 17, 2011, Mr. Jenness surrendered 2,622 shares for the purposes of paying income taxes upon the vesting of a tranche of Restricted Stock Awards (“RSAs”) granted in March 2008.  Two other Executive Officers surrendered a total of 2,373 RSAs on March 17, 2011.  Because RSAs were included in the Shares Beneficially Owned column before they vested, the surrender effectively reduces the shares in the Shares Beneficially Owned column for Mr. Jenness.

(4)
The total shares figure and the total 60-Day shares figure each represents, respectively, such shares held by the Director nominees, the above NEOs and four additional Executive Officers, a total of 16 individuals.

PROPOSAL 1 - ELECTION OF DIRECTORS

The By-laws of the Corporation presently provide that the number of Directors that constitutes the whole Board be fixed from time to time by a vote of a majority of the whole Board.  The full Board currently consists of eight members.

Each Director to be elected shall hold office until the next Annual Meeting of Stockholders of the Corporation or until his successor is elected and qualified or until his earlier resignation or removal.  Should any nominee fail to accept election, it is expected that the Board will cast all proxies received by it, as appropriate, in favor of the election of such other person for the office of Director as the Board may recommend.  The Board has no reason to believe that any of the nominees will fail to accept election as a Director.  There were no arrangements or understandings between any Director and any other person pursuant to which such Director was or is to be selected as a Director.

DIRECTOR NOMINEES’ BIOGRAPHICAL INFORMATION

The following biographical information is furnished with respect to each nominee for election as Director at the Meeting:

ROBERT E. BEASLEY, JR., Age 65

Director since January 1, 2010; Chairman of the Nominating & Corporate Governance Committee since July 2010; Member of that committee since January 2010.

Former Chairman, President and CEO of Hunter Fan Company of Memphis, Tennessee, a privately-held manufacturer of consumer and commercial ceiling fans and other consumer products, from 1991 until his retirement in 2007.  Formerly, President of Hunter Fan Division from 1989 through 1991.  Prior to that, Vice President of Marketing-Consumer Electronics for North American Philips Corporation of New York, New York, a publicly-held manufacturer and marketer of consumer, commercial and industrial products, from 1986 through 1989.  Vice President of Marketing for Philips’ Norelco Consumer Products from 1982 to 1986.

Mr. Beasley serves as a Director of Hunter Fan Company from 2007 to present.

Mr. Beasley is an “independent” Director under applicable New York Stock Exchange (“NYSE”) and SEC rules and regulations.

For the following reasons, the Board concluded that Mr. Beasley should serve as a Director of the Corporation in light of the Corporation’s business and structure.  An important part of the Corporation’s business involves products that are consumer-oriented and sold, among other channels, through “Big Box” retail centers or through full-servicing dealers.  Mr. Beasley has served the Hunter Fan Company for nearly 20 years, most of which in the capacity as Chief Executive Officer.  He continues to serve on the Board of the Hunter Fan Company, which makes consumer and commercial ceiling fans and other consumer home products, the major channel of distribution for which is “Big Box” retail outlets.

While at the Hunter Fan Company, Mr. Beasley also had extensive experience with off-shore sourcing and manufacturing, including extensively from China, an important fit with the Corporation’s interest in (1) producing chain, bar and accessories at its newest facility in China, (2) procuring important components and finished products for several different product lines, including lawn and garden accessories, farm and agriculture and concrete-cutting and construction components, and (3) dealing with growing Chinese competition in the chain and bar lines.

Mr. Beasley’s 32-plus years as a marketer of consumer durables aligns with the Corporation’s primary products, as well as with its proposed new product development.  Mr. Beasley’s knowledge and experience will also help the Corporation’s integration of the newly acquired SpeeCo business, which purchases parts from overseas sources, assembles log-splitters and related products domestically and sells its products through major mass market outlets.

RONALD CAMI, Age 43

Director since October 2010.

Mr. Cami is a partner and general counsel of the San Francisco based investment firm TPG Capital.  Prior to June 2010, Mr. Cami was a partner at Cravath, Swaine & Moore LLP in New York City, where his law practice was focused on mergers and acquisitions, leveraged transactions and general corporate and board advice.  During his tenure at Cravath, Mr. Cami was the Corporation’s principal outside counsel from August 1999 until June 2010.  Mr. Cami received his undergraduate degree from Harvard University and his law degree from Rutgers School of Law.

Mr. Cami is an “independent” Director under applicable NYSE and SEC rules and regulations.

For the following reasons, the Board concluded that Mr. Cami should serve as a Director of the Corporation in light of the Corporation’s business and structure.  Mr. Cami brings a strong record of public corporation representation at the highest levels, and has gained key knowledge of the legal and compliance requirements that companies of similar size and scope as the Corporation face.   He has gained a unique understanding of the Corporation and its legal structure by acting as the Corporation’s primary outside counsel while at Cravath, Swaine & Moore.  His knowledge of complex legal concepts, mergers and acquisitions and leveraged transactions has provided an invaluable resource to the Board.

R. EUGENE CARTLEDGE, Age 81

Director since April 2002; Lead Director since May 2010; Chairman of the Audit Committee since April 2002; Member of the Compensation Committee from February 2004 to July 2010; Member of the Nominating & Corporate Governance Committee from February 2005 to July 2010.  Formerly Director of the Corporation from September 1994 through August 19, 1999; formerly Chairman of the Compensation Committee and Member of the Acquisition, Audit and Executive Committees during this prior term.

Former Chairman of GrafTech International Ltd. of Parma, Ohio, a leading manufacturer of graphite and carbon products, from March 2005 until his retirement in February 2007; previously, Chairman of Savannah Foods & Industries, Inc. of Savannah, Georgia from 1996 until retirement in 1997; Chairman and Chief Executive Officer of Union Camp Corporation of Wayne, New Jersey from 1986 to 1994.

Mr. Cartledge formerly served on the Boards of Directors of GrafTech International Ltd. of Parma, Ohio; Delta Airlines, Inc. of Atlanta, Georgia; Sunoco, Inc. of Philadelphia, Pennsylvania; Chase Industries, Inc. of New York, New York and Formica Corp. of Warren, New Jersey until his retirement from the first in 2008, the second and third in 2002, from the fourth in 2003 and from the fifth in 2004.  Mr. Cartledge served on the Compensation and Nomination Committees for GrafTech International Ltd.

Mr. Cartledge is an “independent” Director under applicable NYSE and SEC rules and regulations.

For the following reasons, the Board concluded that Mr. Cartledge should serve as a Director of the Corporation in light of the Corporation’s business and structure.  Mr. Cartledge has served as a Chairman or CEO of three public companies, GrafTech International, Ltd., Savannah Foods & Industries, Inc. and Union Camp Corporation.  He has also served on numerous public company boards of directors, including GrafTech; Union Camp; Delta Airlines, Inc.; Sunoco, Inc.; Chase Industries, Inc. and Formica Corporation.  In addition, Mr. Cartledge has served two tenures as a member of the Corporation’s Board, from 1994 to 1999, and from 2002 to the present.  This constitutes a total of over 14 years as a Director on the Corporation’s Board.  This knowledge of the Corporation and its businesses, as well as its several transformations, is unparalleled.

Mr. Cartledge’s vast experience as a Chairman, CEO or board member of a diverse group of public companies  make him a unique resource on matters involving corporate governance, corporate policy and ethics, finance, manufacturing and marketing.  His knowledge of the global forestry and papermaking industry is invaluable in helping the Corporation understand and market to this very important segment of the Corporation’s customer base for its Forestry, Lawn and Garden segment.

ANDREW C. CLARKE, Age 40

Director since May 2010; Member of the Audit Committee since May 2010.

Since 2006, President and Director, and CEO since 2007, of Panther Expedited Services, Inc. of Seville, Ohio, a premium logistics provider that focuses on the automotive, life sciences, governmental and manufacturing segments and that is controlled by Fenway Partners, a private equity firm.  Previously, Senior Vice President, Chief Financial Officer, Treasurer and Investor Relations for Forward Air Corporation, a publicly-traded company, from 2001 to 2006, or its subsidiary, Logtech Corporation from 2000 to 2001, a diversified transportation services corporation.  Before that, Mr. Clarke worked in investment banking, including from 1998 to 2000 with Deutsche Bank Alex Brown and from 1993 through 1996 with A.G. Edwards & Sons, Inc.

In addition to serving on the Board of Directors for Panther Expedited Services, Mr. Clarke served on the Boards of Directors of Forward Air Corporation from 2001 to 2006 and of Pacer International, Inc., a publicly-traded company engaged in third-party logistics services, from 2005 to August 2009.  He served as Chairman of the Audit Committee and member of the Compensation and Nominating & Corporate Governance Committees of Pacer.  He also serves on the Advisory Board of Competitive Cyclist, a web-based retailer to serious road and mountain bike enthusiasts.

Mr. Clarke is an “independent” Director under applicable NYSE and SEC rules and regulations.

For the following reasons, the Board concluded that Mr. Clarke should serve as a Director of the Corporation in light of the Corporation’s business structure.  Mr. Clarke has served as CEO of one company, as CFO of a publicly-traded company and as a Director of three companies.  He qualifies as a “financial expert” as that term is defined under applicable SEC and NYSE rules and regulations, and he has chaired the Audit Committee of a publicly-traded company.  He has led two firms from a one-product focus to a diversified outlook that, together with his merger and acquisition investment banking experiences at A.G. Edwards, will assist the Corporation in its stated goal to grow and expand its business lines.  Finally, his experience with Internet sales systems, both at Logtech and at Competitive Cyclist, parallel the Corporation’s newly-instituted business-to-business Internet sales efforts for its product lines, especially its lawn and garden products.  This background also aligns with the Corporation’s recent acquisition of the KOX Group Companies, a German-based distributor of forestry related products exclusively through internet marketing and sales from consumer centers in seven European countries.

JOSHUA L. COLLINS, Age 46

Director since January 2005; Chairman of the Board since May 2010.  Member of Compensation Committee from January 2005 to December 2005.  Member of the Nominating & Corporate Governance Committee from January 2008 to December 18, 2009.

Elected the Corporation’s Chief Executive Officer in December 2009.  As a result of becoming CEO, Mr. Collins, who continues as a Director, resigned from the Nominating & Corporate Governance Committee of the Board.  Before that, Mr. Collins was elected President, Chief Operating Officer & CEO Designate as of October 19, 2009.

Previously, founder of Collins Willmott & Co. LLC, a private equity firm located in New York City, focused on providing growth capital to middle market companies in the industrial, consumer and energy sectors since January 2008; formerly, Principal of Lehman Brothers Merchant Banking from 2000 to January 2008, and Managing Director of Lehman Brothers Inc. from 2006 to January 2008;  Senior Vice President of Lehman Brothers Inc. from 2003 to January 2008; joined Lehman Brothers Merchant Banking in 1996.  Prior to joining Lehman Brothers, Mr. Collins served as an infantry officer and Captain in the United States Marine Corps.

Mr. Collins also serves on the Board of Directors of Enduring Resources, LLC of Denver, Colorado, a private equity-backed producer of natural gas.  Formerly, Mr. Collins served on the Boards of Directors for Phoenix Brands LLC of Stamford, Connecticut; Evergreen Copyright Acquisitions, LLC of Nashville, Tennessee; Cross Group, Inc. of Houma, Louisiana; Superior Highwall Holding, Inc. of Beckley, West Virginia; Eagle Energy Partners I, LP of Houston, Texas; Pacific Energy Management, LLC of Southern California; and Mediterranean Resources, LLC of Austin, Texas.  Mr. Collins was on the Compensation Committee of Cross Group, Inc. and was also involved in determining executive compensation for the other companies on whose boards he served, since these companies did not have compensation committees.  Mr. Collins left these boards in connection with his becoming CEO of the Corporation in order to devote more time to his new responsibilities.

Mr. Collins ceased to be an “independent” Director under applicable NYSE and SEC rules and regulations when he was elected President, Chief Operating Officer and CEO Designate as of October 19, 2009.  He was elected President and CEO as of the close of business on December 18, 2009, and Chairman and CEO on May 27, 2010.

For the following reasons, the Board concluded that Mr. Collins should serve as a Director of the Corporation in light of the Corporation’s business structure.  Mr. Collins was selected as CEO of the Corporation after an extensive, comprehensive search because of his knowledge of the Corporation and its business.  Mr. Collins gained knowledge of the Corporation by working with the Corporation as a member of the Lehman Brothers’ team that consummated a merger of the Corporation and a subsidiary of Lehman Brothers Merchant Banking Partners II, L.P. (“LBMBP II”) and a recapitalization of the Corporation’s stock into a single class of shares (the “Merger and Recapitalization”).  The Merger and Recapitalization occurred in 1999, and Mr. Collins has served as a Director of the Corporation since 2005.  Mr. Collins’ extensive experience in engaging in mergers and acquisitions and financial transactions; the energy and vision he brings to the job to increase the value of the business through both organic growth and making related acquisitions; and his experience on boards of directors of companies for which he participated as a private equity investor whose goal it was to increase stockholder and other investor value, is invaluable.  Mr. Collins’ knowledge of finance, of the valuation of businesses and of capital markets makes him a valuable addition.  He has been instrumental in assisting with the Corporation’s equity and public debt security offerings, negotiated credit agreements and acquisitions or divestitures, as well as possessing a keen insight into foreign currency exchange matters, which is of vital importance to the Corporation with respect to the relationship of the United States dollar to the Canadian dollar and Brazilian real on the production side and to the European Union euro on the sales and marketing side.

In addition, as shown above, Mr. Collins has had extensive experience as a director and investor in entrepreneurial firms in a wide range of industries.

THOMAS J. FRUECHTEL, Age 60

Director since December 2003; Member of Audit Committee since December 2003; Member of the Compensation Committee from July 2010; Member of the Nominating & Corporate Governance Committee from February 2005 to July 2010.

Former President and Chief Executive Officer and Director of Leupold & Stevens, Inc., a sports optics company based in Portland, Oregon, from 1998 to January 2011.  Previously, President and Chief Operating Officer from 1996, and Executive Vice President from 1995, for Simplicity Manufacturing, Inc., a manufacturer of lawnmowers and other outdoor power equipment; and from 1974 to 1995, various positions with the Corporation or a predecessor company, including President of the former Sporting Equipment Division and General Manager of the Oregon Cutting Division – Latin American Operations.

Mr. Fruechtel is an “independent” Director under applicable NYSE and SEC rules and regulations.

For the following reasons, the Board of Directors concluded that Mr. Fruechtel should serve as a Director of the Corporation in light of the Corporation’s business and structure.  Mr. Fruechtel has been associated with the Corporation as an executive or as a Director for over 28 years.  He was influential in establishing the Corporation’s manufacturing facility in Curitiba, Brazil and its marketing base throughout Latin America.  He served as President of one of the Corporation’s three segments, the Sporting Equipment Division.  He has been CEO of two companies similar in size to the Corporation or larger, Leupold & Stevens and Simplicity Manufacturing, Inc.  The latter, as a manufacturer of lawnmowers and other outdoor lawn and garden power equipment, relates to the Corporation’s lawn and garden unit business that makes lawnmower blades and markets other lawn and garden accessories.

Mr. Fruechtel has direct knowledge of the Corporation’s businesses, its customers and its markets.  He brings broad awareness of the marketing of consumer whole goods.  He also is very experienced in the procurement of precision products from South East Asia sources, including China.  Mr. Fruechtel’s historical perspective of the Corporation and the focus on current changes in products, markets and trends in the sale of products to consumers assist the Board in understanding the Corporation’s options and evaluating its potential directions.

E. DANIEL JAMES, Age 46

Director since August 1999; Member of the Executive Committee from August 1999 to that committee’s termination in March 2010; Member of the Audit Committee from 1999 to February 2003; Member of the Compensation Committee from 1999 to December 2005 and again since February 2008; Member of the Nominating & Corporate Governance Committee since July 2010.

Founder, Principal and Head of North America Operations for Trilantic Capital Partners, successor to Lehman Brothers Merchant Banking, from April 2009; previously, Principal of Lehman Brothers Merchant Banking  and a Managing Director of Lehman Brothers Inc., New York, New York from April 2000.  Prior to that, Mr. James was Senior Vice President from 1996.  Mr. James had been with Lehman Brothers Inc. since June 1988.  Prior to joining the Merchant Banking Group in 1996, Mr. James served in the Mergers and Acquisitions Group from 1990 and the Financial Institutions Group from 1988.

Mr. James also serves on the Boards of Directors for Phoenix Brands LLC of Stamford, Connecticut; Flagstone Reinsurance Holdings, S.A. of Luxembourg, and Delos Insurance Company of New York, New York. Mr. James serves as the Non-Executive Chairman for both Phoenix Brands LLC and for Flagstone Reinsurance Holdings, S.A.

Mr. James is an “independent” Director under applicable NYSE and SEC rules and regulations.

For the following reasons, the Board concluded that Mr. James should serve as a Director of the Corporation in light of the Corporation’s business and structure.  Mr. James’ experience as a merchant investment banker; one of the architects of analyzing, negotiating and consummating the Merger and Recapitalization in 1999 on behalf of Lehman Brothers; his knowledge of the Corporation as representative of the controlling stockholder from 1999 to 2004; his Board experience for over eleven years; and his acute analytic abilities concerning  public markets, including public equity and debt offerings, senior credit agreements and mergers, acquisitions and divestitures, all of which are important to the viability and growth of the Corporation over time, have served the Corporation, its stockholders and the Board well.  Because of the nature of Mr. James’ position as a founder, principal and Head of North America for Trilantic Capital Partners, a private equity investment firm and successor to the Merchant Banking side of Lehman Brothers, Mr. James is able to offer cross-segment comparisons to other markets, lines of businesses and industries, to go along with his insight into the Corporation’s businesses.

HAROLD E. LAYMAN, Age 64

Director since August 1999; Chairman of Compensation Committee since July 2010; Member of the Audit Committee from 2007 to July 2010; Member of the Executive Committee from March 2001 to August 2002.

Former President of River Bend Management Group of Florida, LLC, an operator of golf courses, located in Ormond Beach, Florida.  Former President and Chief Executive Officer of the Corporation from March 2001 to August 16, 2002; President and Chief Operating Officer from February 2000;  Executive Vice President–Finance Operations and Chief Financial Officer from February 1997 and Senior Vice President and Chief Financial Officer of the Corporation from January 1993.  Prior to 1993, Mr. Layman served as Senior Vice President–Finance and Administration and was a member of the Executive Committee of VME Group, N.V., The Hague, Netherlands, a manufacturer of automotive components and industrial equipment, from September 1988.

Mr. Layman also serves on the Boards of Directors of GrafTech International Ltd. of Parma, Ohio and Infinity Property & Casualty Corp. of Birmingham, Alabama.  Mr. Layman chairs the Compensation Committee of GrafTech International and serves as Chairman of the Compensation Committee and as a member of the Nominating & Corporate Governance Committee of Infinity Property and Casualty.  Formerly, Mr. Layman served on the Board of Grant Prideco, Inc. of Houston, Texas until its sale to National Oilwell Varco, Inc. in 2008.  He chaired the Audit Committee of Grant Prideco.

Mr. Layman is an “independent” Director under applicable NYSE and SEC rules and regulations.

For the following reasons, the Board concluded that Mr. Layman should serve as a Director of the Corporation in light of the Corporation’s business and structure.  Mr. Layman had served the Corporation as an Executive Officer for nine years, two as President and CEO, and has served for 12 years as a Director of the Corporation.  He is one of several of the Corporation’s Directors who have served as CEOs of major public corporations.  Mr. Layman’s financial background, operational responsibilities and international business acumen are all very valuable tools in helping the Board guide the Corporation in its endeavors.  Mr. Layman provides a very effective “bridge” across the various transformations that have taken place at the Corporation since the 1990’s.  His service on three other public boards and his positions as chairman or member of these other companies’ Audit, Compensation and Nominating & Corporate Governance Committees provide a good reference point and resource for the Board.

Retirement of Directors

Mr. James S. Osterman retired as CEO and an employee of the Corporation at the close of business on December 18, 2009, and as the non-employee Chairman of the Board on May 27, 2010.  He had served as CEO for eight years and as Chairman of the Board for five years.  Mr. Robert D. Kennedy resigned his position as a Director as of September 30, 2010.  Mr. Kennedy served as a Director during the past five years, as Chairman of the Compensation Committee for the six months preceding his resignation and as Chairman of the Nominating & Corporate Governance Committee for the past five years.  There were no disagreements between Messrs. Osterman and Kennedy and the Corporation.  The vacancy created by Mr. Osterman’s departure was filled by Mr. Andrew C. Clarke in May 2010.  The vacancy created by Mr. Kennedy’s departure was filled by Mr. Ronald Cami in October 2010.

Separation or Combination of Chairman and CEO Positions

With the retirement of Mr. Eliot M. Fried as a Director and Lead Director as of December 31, 2009 and Mr. Osterman as non-employee Chairman on May 27, 2010, the Board selected its CEO, Mr. Collins, to serve as its new Chairman of the Board and Mr. Cartledge to serve as its new Lead Director on May 27, 2010.

The Board has no specific policy requiring the separation of the offices of Chairman of the Board and CEO; however, as outlined below, the Board sees merit in combining the posts but the Board also recognizes the reasons for separation of duties.  The Board believes, however, that in the event that the Chairmanship and CEO position are combined, there should also be a Lead Director who is independent from management.  The Board’s guidelines on this issue are summarized as follows:

“Lead Director

The Lead Director is elected by the Board. The Lead Director shall be an “independent Director,” as that term is used in applicable NYSE and SEC rules or regulations. The Lead Director shall act as a liaison between the Chairman and the non-employee Directors, and shall preside at all meetings at which the Chairman is not present. The Lead Director has the authority to convene and chair meetings of the non-employee Directors without management’s participation and to raise matters with management or individual senior officers on behalf of the Board, as he or she deems appropriate. In addition, the Lead Director, on behalf of the non-employee Directors, shall have the power and authority to engage the services of special counsel or other experts as he or she determines appropriate.”

The primary rationale for separating the offices of Chairman and CEO is one of providing certain corporate governance checks and balances.  The primary reason for combining the two offices is one of communication and integration of the Corporation’s plans and strategies between the CEO and the Board.  The Board feels that, given the Corporation’s strong policies on corporate governance and the requirement for a Lead Director who is independent from management during any time the Chairman and CEO posts are combined, either system is acceptable and that the decision should be based on the specific facts and circumstances existing at the time of the decision.  Because of the recent changes in the Corporation’s management and Board and its current business strategy, the Board determined it was in the best interests of the Corporation to have Mr. Collins serve as Chairman and as CEO and to have Mr. Cartledge serve as Lead Director.

THE BOARD AND ITS COMMITTEES

The property, affairs and business of the Corporation are managed under the direction of the Board.  The Board has standing Audit, Compensation and Nominating & Corporate Governance Committees, the principal functions of each of which are described below.

The Board has determined that Messrs. Beasley, Cami, Cartledge, Clarke, Fruechtel, James and Layman have no “material relationship,” as that term is defined under applicable SEC and NYSE standards, with the Corporation, either directly or indirectly.  The basis for this determination is the review of the applicable criteria by the Board and the review of questionnaires each Director-nominee submitted to the Secretary of the Corporation and the Nominating & Corporate Governance Committee.

The only relationships that these seven Directors have with the Corporation are based upon (i) the receipt of customary Director compensation for their service on the Board, which applies to all seven; (ii) the ownership of stock in the Corporation, which applies to five of the seven; (iii) the receipt of retirement benefits in the ordinary course from the Corporation’s qualified pension plan and the receipt of allocated units of common stock in the Corporation as part of the participation in the Blount Retirement Savings Plan, a 401(k) plan, which applies solely to Mr. Layman in his capacity as a former employee retiree; or (iv) an affiliation with an organization that on occasion had provided services to the Corporation but none of which is “material” under applicable SEC and NYSE rules and regulations, which applies to two of the seven.  The nature of all of these types of relationships are deemed not to be “material” under applicable rules and regulations.

During the year ended December 31, 2010, the Board held five regular meetings, three special meetings and took one action by unanimous written consent in lieu of a meeting.  Average attendance by Directors at Board and Committee meetings was 95%, and no director attended less than 75% of Board and applicable Committee meetings held while such director was on the Board or applicable Committee.  The non-management directors meet in executive session as a part of every meeting of the Board.  The presiding director at those sessions is usually the Lead Director.

Audit Committee – The Audit Committee consists of three members, all of whom are independent Directors.  The functions of the Committee include (i) approving annually the appointment of the Corporation’s independent registered public accounting firm, (ii) reviewing the professional services, proposed fees and independence of such independent registered public accounting firm, (iii) reviewing the annual audit plans of such independent registered public accounting firm, (iv) reviewing the annual audit plans for the internal audit function, whether performed by an in-house staff, outsourcing arrangement or combination of both, (v) monitoring the activities of the independent registered public accounting firm and the internal audit function and (vi) reporting on such activities to the Board.  The Committee held four regular meetings and no special meeting(s) during 2010.  The current members of the Committee are Messrs. Cartledge, Clarke and Fruechtel.  Mr. Cartledge is chairman of the Committee.

Compensation Committee –The Compensation Committee consists of three members, all of whom are independent Directors.  The functions of the Committee include: (i) approving compensation philosophy and guidelines for the Corporation’s executive employees, (ii) establishing a total compensation range for the Chief Executive Officer and appraising the performance of that Officer on a timely basis, (iii) approving salaries and changes in salaries for the other Executive Officers of the Corporation and such other executives as the Committee may deem appropriate, (iv) approving the participants, annual financial or other targets and amounts to be paid under the Corporation’s Executive Management Annual Incentive Plan (“EMAIP”), (v) reviewing and recommending to the Board any new executive incentive plans for stock options or other equity instruments, or additions to or revisions in existing plans, and approving any options or other awards granted under any such plans, (vi) reviewing from time to time the Corporation’s management resources and executive personnel selection, development, planning and succession processes and (vii) reporting on all such activities to the Board.  The Committee held one regular meeting and one special meeting during 2010.  The current members of the Committee are Messrs. Fruechtel, James and Layman.  Mr. Layman serves as Chairman of the Committee.

Nominating & Corporate Governance Committee – The Nominating & Corporate Governance Committee consists of three members, all of whom are non-employees and independent Directors.  This Committee serves as the principal corporate governance and strategic planning arm of the full Board.  The Committee identifies individuals qualified as a matter of background, achievement and leadership to become Board members and recommends candidates for election.  The Committee held four regular meetings and two special meetings during 2010.  The current members of the Committee are Messrs. Beasley, Clarke and James.  Mr. Beasley serves as Chairman.

During 2010, the Nominating & Corporate Governance Committee, along with Mr. Collins, served on an ad hoc basis as a Director Search Committee.  This search resulted in the election of Mr. Clarke as a Director in May 2010 and the election of Mr. Cami as a Director in October 2010.  This search committee held four meetings during 2010.

CRITERIA FOR NOMINATING DIRECTOR CANDIDATES

Prospective nominees are considered based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the qualifications and standards established by the Nominating & Corporate Governance Committee.  In identifying and recommending Board nominees, the Committee uses guidelines that it has developed with respect to qualifications for nominations to the Board and for continued membership on the Board.

If the Committee determines, in consultation with the full Board as appropriate, that additional inquiry is warranted, it may gather additional information about the prospective nominee’s background and experience.  The Committee evaluates the prospective nominee against the qualifications and standards adopted by the Committee, including the following (the order is not necessarily meant to represent relative importance):

●
ability to meet regulatory requirements, including standard of “independence,” in accordance with NYSE, SEC and Internal Revenue Service regulations, as applicable, and as set forth in the Blount Corporate Governance Guidelines;

●	experience in relevant industries;

●	ability to represent the interests of the stockholders of the Corporation;

●	leadership and judgment acumen;

●	high personal and professional ethics, integrity and values;

●	contribution to the level of diversity of skills, backgrounds, geography, experience, gender and racial makeup of the Board;

●	relevant education, age and professional experience, including accounting and financial knowledge;

●	effectiveness of working with others;

●	ability to make necessary time commitment and ability to make constructive contribution to Board; and

●
if nominee is an incumbent, record of past performance (e.g., regularly attended Board and Committee meetings, kept informed about the Corporation and its businesses, participated in discussions at Board and Committee meetings and provided sound advice and counsel).

The Committee, in its judgment, also considers such other factors as it deems relevant, including the current composition of the Board, the need for specific functional expertise and the evaluations of other prospective nominees.  Further, the Committee may, but is not required to, utilize third party firms to assist in the identification or screening of prospective candidates.  The Committee believes it is not appropriate to fix any specific minimum qualifications or minimum number of qualifications that a candidate must meet before such candidate may be recommended by the Committee.  It believes that each individual candidacy should be evaluated as a whole, taking into account all of the circumstances of that candidacy.

In connection with this evaluation, the Committee determines whether one or more members of the Committee, and others as appropriate, will interview prospective nominees.  After completing this evaluation and interview process, the Committee recommends to the full Board the person or persons to be nominated by the Board and the Board determines the nominees for election after considering the recommendation and report of the Committee.

Other factors considered relevant for membership on the Board are listed in the Charter for the Nominating & Corporate Governance Committee, as amended, and in the Corporation’s Corporate Governance Guidelines, both of which are posted at the Corporation’s website at www.blount.com.

DIVERSITY POLICY AND ITS APPLICATION

As stated above, gender and racial diversity, among other attributes, are standards to which the Committee aspires in selecting new members of the Board, and this became a specific criterion in 2007.  Although the Committee has evaluated several qualified applicants of racial or gender diversity, the Committee has not to date selected such a candidate to stand for election as a Director.

NOMINATION OF CANDIDATES BY STOCKHOLDERS

The Nominating & Corporate Governance Committee will consider Director candidates recommended by stockholders.  A stockholder who wishes to recommend a candidate for consideration by the Committee should submit his or her nomination to the Committee in accordance with the procedure set out in “Stockholders’ and Other Interested Parties’ Communications with the Board of Directors” below for communications with the Board, its Committees or a specific Director.  Any such proposal should expressly refer to “Potential Candidate for Board Membership” as its subject, and should be addressed to the attention of the Secretary.  Pursuant to the amendment and restatement of the Corporation’s By-laws, effective January 25, 2011, nominations brought by stockholders at an annual meeting are now subject to certain notice requirements.  Stockholders who wish to nominate directors are required to give notice to the Secretary of their nomination.  Generally, this notice must be submitted between 90 days and 120 days prior to either the first anniversary of the preceding year’s annual meeting or the relevant stockholder meeting, as applicable.  The notice must include certain specified information, including information on the stockholder’s interests in the Corporation, as well as the interests of the stockholder’s affiliates and associates and the interests of any nominees.  If a stockholder fails to comply with the requirements of this advance notice section, then the stockholder’s nomination will be disregarded unless the Board determines to waive such noncompliance.  The proposal should also contain relevant information concerning such candidate, including name, address, current principal occupation, professional background and such other information as is required to be disclosed in solicitations for proxies for the election of directors under Regulation 14A of the Securities Exchange Act of 1934, as amended.  The process for identifying and evaluating candidates recommended by stockholders is the same as the process for identifying and evaluating candidates recommended by the Nominating & Corporate Governance Committee except that the current makeup of the Board and the existence or lack of a vacancy will be given greater weight, and the use of a third party service to assist in any review of the candidate is more likely, unless members of the Board have knowledge, personal or otherwise, of the individual nominated.

Regardless of the manner of nomination, all nominees to the Board are now required to complete a written questionnaire with respect to such nominee’s background and qualifications.

COMPENSATION OF DIRECTORS

Current Directors:  Directors who are employees of the Corporation (or former employees receiving termination benefits) receive no compensation for their services as Directors.  Employee Directors, of course, receive compensation in their respective capacities as employees of the Corporation, and all Directors receive reimbursement of travel and lodging expenses incurred in connection with their attendance at Board functions.  The Corporation maintains its Non-Employee Directors’ Compensation Program (“Program”), pursuant to which Directors who are not employees of the Corporation are each eligible to receive a quarterly stipend of $12,500, plus $1,000 per quarter if they are Chairman of the Board (and not an employee of the Corporation) or Lead Director, $1,000 per quarter for each Board Committee they chair and $1,000 for each Board or Committee meeting they attend.  In addition, a qualifying Director under the Program may choose to participate in certain health, dental and life insurance plans of the Corporation.

As part of the Program, the Corporation maintains a Director Deferred Stock Unit Plan (the “Director Deferred Plan”) that permits Directors eligible to participate in the Program to elect to receive all or a portion of their quarterly stipends, as well as chairman and meeting fees, in deferred stock units.  This election must be made prior to the end of the previous calendar year, and the deferred stock units must be received in stock upon the termination of service by the Director in a lump sum or in annual installments over a period of up to five years in accordance with the Director’s election when the Director commenced participation in the plan.  The deferred stock units attributable to any one Director are determined by dividing the total of the stipend and fees for one quarter selected by the Director for deferral under the Director Deferred Plan by the closing price per share for the Corporation’s common stock on the NYSE on the last trading day of the applicable calendar quarter.  The resulting number represents the number of shares that the Corporation will then credit to the Director pursuant to the terms of the Director Deferred Plan.  At the end of his or her term of service as a Director, the Director will receive a payment of shares equal to the number of shares that have been credited to his or her account.  This form of compensation, with its delivery of shares in the future, aligns the interest of the Director with other stockholders.

NON-MANAGEMENT DIRECTORS’ COMPENSATION FOR 2010

Name of Director	Retainer/Fees Earned and Paid in Cash ($)	Retainer/Fees Earned and Paid in Common Stock ($) (1)	All Other Compensation ($) (2)		Total ($)
Robert E. Beasley, Jr. (3)	65,000	--	69		65,069
Ronald Cami (4)	13,500	--	12		13,512
R. Eugene Cartledge	17,000	54,000	69		71,069
Andrew C. Clarke (5)	38,125	9,375	40		47,540
Thomas J. Fruechtel	--	67,000	69		67,069
E. Daniel James	--	62,000	69		62,069
Robert D. Kennedy (6)	46,500	--	69		46,569
Harold E. Layman	14,000	54,000	1,560	(7)	69,560
James S. Osterman (8)	27,000	--	30,533		57,533

(1)	Amounts represent retainer or fees deferred during 2010 pursuant to the Director Deferred Plan described above.

(2)	Amounts refer to the value of certain life and health insurance benefits in which the Director participates.

(3)	Mr. Beasley was elected as a Director in January 2010.

(4)	Mr. Cami was elected a Director in October 2010.

(5)	Mr. Clarke was elected as a Director in May 2010.

(6)	Mr. Kennedy resigned as a Director as of September 30, 2010.

(7)	Amount includes $1,560 in Director benefits, but does not include $3,960 in retiree medical benefits that Mr. Layman receives as a former employee of the Corporation.

(8)	Mr. Osterman resigned as a Director as of May 2010.

NON-MANAGEMENT DIRECTORS’ STOCK OWNERSHIP FOR 2010

Name of Director	Deferred Stock Owned	Other Stock Owned # of Shares	Blount Retirement Savings Plan, a 401(k) Plan	# of Shares Total
Robert. E. Beasley, Jr.	--	--	--	--
Ronald Cami	--	--	--	--
R. Eugene Cartledge	20,492	30,000	--	50,492
Andrew C. Clarke	747	1,000	--	1,747
Thomas. J. Fruechtel	10,783	9,300	--	20,083
E. Daniel James	12,809	--	--	12,809
Harold. E. Layman	21,918	--	26	21,944

Advisory Directors:  Under the Corporation’s former Advisory Directors’ Recognition Plan, which was terminated in February 2000, each member of the Board who had not been an employee, or who was one of the two founders of the Corporation, had served as a Director for at least five consecutive years and was serving upon attainment of age 72 became an Advisory Director.  Under this plan, an Advisory Director was paid a quarterly benefit for life equal to the quarterly cash retainer, exclusive of Committee chairman fees, then being paid to that Director.  There was one participant under this plan during 2010, Mr. W. Houston Blount, who resigned as a Director in 1999.  He received $25,000 in 2010.  Mr. W. Houston Blount passed away during the first quarter of 2011.  He received $6,250 for the first quarter of 2011.  Commencing with the second quarter of 2011, there will be no additional Advisory Directors or payments under this plan.  The Advisory Directors’ Recognition Plan was unfunded and amounts due thereunder were general obligations of the Corporation.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

THE BOARD INTENDS TO NOMINATE AND TO VOTE ALL PROXIES RECEIVED BY THE BOARD FOR THE ELECTION OF THE PERSONS NAMED ABOVE AS DIRECTORS OF THE CORPORATION EXCEPT TO THE EXTENT CONTRARY INSTRUCTIONS ARE SPECIFIED BY STOCKHOLDERS IN PROXIES RECEIVED OR IN PERSON AT THE MEETING.

AUDIT COMMITTEE DISCLOSURE

The Corporation has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended.  The Audit Committee Charter was incorporated in the 2004 Proxy Statement as Exhibit A. With respect to the independence of the Corporation’s Directors who serve on the Audit Committee, Mr. R. Eugene Cartledge, chairman, and members Thomas J. Fruechtel and Andrew C. Clarke (and through July 2010, Harold E. Layman), are all “independent” Directors, as defined by applicable rules and regulations of the SEC and NYSE.

The Board has determined that each of Messrs. Cartledge, Fruechtel, Clarke and Layman qualifies as a “financial expert,” as defined by the SEC pursuant to Section 407 of the Sarbanes-Oxley Act.  All of these members have served as chief executive officers of publicly-traded or private companies in which capacity they supervised the chief financial officer function, a position previously held by one; and all members possess (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such accounting principles in connection with the accounting for estimates, accruals and reserves; (iii) experience actively supervising one or more persons engaged in preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Corporation’s financial statements; (iv) an understanding of internal controls and procedures for financial reporting and (v) an understanding of Audit Committee functions.   No member of the Audit Committee serves on the Audit Committee of more than two other public companies.

The Audit Committee maintains the Corporate Code of Ethics for the Chief Executive Officer, Chief Financial Officer, and financial reporting and control personnel.  Charters for the Nominating & Corporate Governance Committee and the Compensation Committee were enacted in January 2005 and ratified by the Board or relevant Committee in February 2005.  The Corporation’s Nominating & Corporate Governance Committee Charter, the Corporation’s Audit Committee Charter, the Corporation’s Code of Ethics and the Corporation’s Corporate Governance Guidelines are posted on the Corporation’s website at www.blount.com.

AUDIT COMMITTEE REPORT

The Audit Committee (1) reviewed and discussed the Corporation’s audited financial statements as of December 31, 2010 with management, (2) reviewed and discussed with the Independent Registered Public Accounting Firm matters required by the Statement on Auditing Standards No. 61, as amended, and (3) received  the written disclosures and the letter from the Independent Registered Public Accounting Firm required by the Public Company Accounting Oversight Board relating, among other things, to the Independent Registered Public Accounting Firm’s independence from management and the compatibility of the Independent Registered Public Accounting Firm performing non-audit services with its independence.  Based upon these reviews and discussions, and recognizing (a) that management is primarily responsible for the Corporation’s systems of internal controls and financial reporting processes, and (b) that the Independent Registered Public Accounting Firm is responsible for the performance of an independent audit of the Corporation’s consolidated financial statements and of  the effectiveness of internal controls over financial reporting in accordance with applicable Public Company Accounting Oversight Board standards and the issuance of a report thereon, the Audit Committee has approved (i) the inclusion of the Corporation’s audited financial statements and management’s report on internal controls in the SEC Annual Report on Form 10-K filed with the SEC on March 9, 2011, and  (ii) the appointment of PricewaterhouseCoopers LLP as the Corporation’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2011, subject to ratification of that appointment by the stockholders at the Annual Meeting.

In addition, on February 23, 2011, the Audit Committee, pursuant to the policy for pre-approval of non-audit services adopted in May 2003, approved the provision by PricewaterhouseCoopers LLC of certain tax services; certain potential merger, acquisition or divestiture transactional services; and certain SEC-related consents, each a non-audit function, for the Corporation for the 2011 calendar year.  With the approval of the Audit Committee, the internal audit function is performed by Moss Adams LLP through an outsourcing arrangement.  In fulfilling the internal audit function, the engagement partner for Moss Adams reports directly to the Audit Committee and meets with the Committee at each Committee meeting, as do the representatives from the Independent Registered Public Accounting Firm, without management in attendance.  The Corporation’s Audit and Non-Audit Service Pre-Approval Process is posted on the Corporation’s website at www.blount.com.

Audit Committee Members

R. Eugene Cartledge, Chairman
Andrew C. Clarke, Member
Thomas J. Fruechtel, Member

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

There were no relationships with respect to Compensation Committee interlocks and insider participation in compensation decisions during 2010.

COMPENSATION DISCUSSION AND ANALYSIS

Overall Objectives of the Executive Compensation Program

The Corporation’s executive compensation program is designed to help the Corporation attract, motivate and retain high quality executives, enhance individual executive performance, align incentives with the Corporation’s business operations most directly impacted by each executive’s performance and increase stockholder value.

Toward that end, the Corporation’s executive compensation program attempts to provide:

●	levels of compensation that are competitive with those provided in various markets in which the Corporation competes for its executive resources;

●	incentive compensation that varies in a manner consistent with the financial performance of the Corporation;

●	incentive compensation that effectively rewards corporate and individual performance; and

●	a mix of short and long-term incentive compensation that is based upon performance and aligns the executive’s compensation with stockholder value.

In designing and administering its executive compensation program, the Corporation attempts to maintain an appropriate balance among these various objectives, each of which is discussed in greater detail below.

Providing Competitive Levels of Compensation

The Corporation attempts to provide its executives with a total compensation package that, at expected levels of performance, is competitive with total compensation provided to executives who hold comparable positions or have similar qualifications, or both, in other organizations of similar size and scope as the Corporation.

During 2010, the Corporation determined each executive’s competitive level of compensation based on information drawn from a variety of sources, including proxy statements, special studies and surveys and independent compensation consultants.  During 2011, the Compensation Committee retained Pearl Meyer & Partners as a compensation consultant to advise the Committee regarding the Corporation’s executive compensation programs.  Pearl Meyer & Partners assisted the Compensation Committee by reviewing and commenting on the Corporation’s executive salaries, annual bonus plan and long-term incentives.  Pearl Meyer & Partners also helped the Compensation Committee determine the proposed payouts under the annual bonus plan for 2010 and determine competitive levels of compensation, the target bonus awards and the appropriate level of equity awards for 2011.  They provided no services to the Corporation or the Compensation Committee during 2010.1

Information from all of these sources is used in creating the basic structure of the Corporation’s program.  The market data used in establishing the Corporation’s executive compensation levels reflects a blending of general industrial and manufacturing companies comparable to the Corporation’s size and takes into account the geographic region in which the executive works.

It should be noted that the value of an executive’s compensation package will vary significantly based on performance and area of responsibility.  Thus, although the expected value of an executive’s compensation package will be competitive, its actual value can exceed or fall below competitive levels depending upon performance.

Ensuring That Incentive Compensation Varies with Financial Performance

The Corporation’s incentive plans are designed to ensure that the incentive compensation varies in a manner consistent with the financial performance of the Corporation and its various business units.  The specific corporate performance factors for calendar year 2010 are discussed below under the caption: “Short-Term Non-Equity Incentive Compensation: The Executive Management Annual Incentive Plan.”

Rewarding Corporate and Individual Performance

The Corporation believes that effectively rewarding contributions to corporate performance and individual performance will ultimately serve to enhance the financial performance of the Corporation and its various business units.  These plans provide for individual awards that are based on quantitative and qualitative assessments of individual performance, as well as individual awards that are tied to the Corporation’s overall performance and to the performance of the Corporation’s various business units.

Mix of Short and Long-Term Incentive Compensation

The compensation package includes both short-term and long-term incentive compensation, with the short-term non-equity compensation tied to the Corporation’s financial performance and the long-term equity compensation tied to the Corporation’s stock price performance.  This provides an appropriate incentive to achieve short-term goals, while also providing an incentive to increase stockholder value over the long-term.

Considering Certain Tax Implications

To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Committee also considers the anticipated tax treatment to the Corporation and to the executives of various payments and benefits.

Section 162(m).  Section 162(m) of the Internal Revenue Code (“Code”) provides that compensation in excess of $1 million paid for any year to a corporation’s chief executive officer and the three other highest paid executive officers (excluding the chief financial officer, if otherwise applicable) at the end of such year, which executives are referred to as “covered employees,”2 will not be deductible for federal income tax purposes unless: (i) the compensation qualifies as “performance-based compensation,” (ii) the Corporation has advised its stockholders of, and the stockholders have approved, the material terms of the performance goals under which the Corporation pays such compensation and (iii) under certain conditions, the stockholders have re-approved the material terms of the performance goals within the last five years.  At the 2006 Annual Meeting, the Corporation’s stockholders approved the material terms of the performance goals under which compensation is paid pursuant to the EMAIP and the 2006 Equity Incentive Plan (“2006 Equity Plan”).  The performance goals under the EMAIP are being submitted to stockholders for re-approval at the 2011 Annual Meeting.

1 The Compensation Committee’s Charter expressly gives the Committee the authority to utilize support personnel, management staff, outside auditors, attorneys and consultants as it deems necessary.  The Committee has the sole authority to select, retain and terminate the services of any compensation consultant used to evaluate executive compensation and the sole authority to approve the payment therefor.

2 See “Executive Compensation” below for a description of “Named Executive Officers,” as defined under applicable SEC rules and regulations, for comparison to “covered employee.”

Mr. Collins is contractually entitled to an annual salary of $550,000 (which was increased to $565,000 upon elimination of the Corporation’s executive automobile program).  Mr. Collins has also received grants of restricted stock units and is expected to receive additional grants of restricted stock units in the future.  These restricted stock units do not qualify as performance-based compensation exempt from Section 162(m).  Depending on the value of the stock at the time it is delivered to Mr. Collins (generally three years after the grant date), Mr. Collins’ compensation may exceed the Section 162(m) limit.  Based on compensation arrangements currently in place, the Committee does not reasonably anticipate that, for the fiscal years 2010 and 2011, the compensation of any Executive Officer will exceed the $1 million deductibility limitation of Section 162(m).

The Committee generally attempts to retain the deductibility of compensation for the Corporation pursuant to Section 162(m), but reserves the right to provide non-deductible compensation if it determines that such action is in the best interests of the Corporation and its stockholders and is necessary to attract and retain highly competent key executives.

Section 280G.  The Corporation provides the Named Executive Officers with employment agreements, which are discussed below under “Employment Agreements.”  All of the employment agreements cap the payments payable to the Named Executive Officers so that no “excess parachute payment” under Code Section 280G will be payable.

Section 409A.  Amounts that are deferred or which become vested under the Corporation’s nonqualified deferred compensation programs are subject to Internal Revenue Code Section 409A, which governs when elections for deferrals of compensation may be made, the form and timing permitted for payment of such deferred amounts and the ability subsequently to change the form and timing of payments.  Section 409A imposes sanctions for failure to comply, including accelerated income inclusion, a 20% additional income tax and an interest penalty.  The Corporation currently has amended its plans and employment agreements as necessary to comply fully with the Code Section 409A requirements.

Description of the Executive Compensation Program

This section describes the three principal elements of the Corporation’s executive compensation program: base salary, short-term non-equity incentive compensation and long-term equity incentive compensation.

Base Salary Program

The objective of the Corporation’s base salary program for senior executives is to provide base salaries that are between the 50th and 75th percentile of the market for companies that are similar in size to the Corporation and operate in comparable industries, with actual base salaries varying from the objective based on each executive’s individual experience, performance and salary negotiations upon hire.  The Corporation’s executive base salary programs are benchmarked annually against salary surveys available to the general public or purchased through a human resource consulting practice. In certain years, the salary survey benchmarking process has been supplemented by a more robust Executive Compensation Review completed on behalf of the Compensation Committee by leading human resource consulting practices. The most recent Executive Compensation Review was completed in February 2011 by Pearl Myers & Partners.

In the Corporation’s annual benchmarking analysis, the comparative companies are selected through a review of the following characteristics:

●	Have revenues and/or market capitalization that approximate the Corporation’s;
●	Generally are manufacturing companies that operate in the same or contiguous industries;
●	Are public companies utilized by the Corporation for valuation purposes; and
●	Have geographic similarities.

During the February 2011 review, thirteen comparable companies were chosen. The benchmarked companies had average enterprise value of $868 million compared to $1,100 million for the Corporation as of December 31, 2010. Additionally, average revenue for the most recent fiscal year was $687 million compared to the Corporation’s pro forma revenue of $650 million for the fiscal year ended December 31, 2010.

The Compensation Committee believes it is crucial to provide competitive salaries in order to attract and retain executive talent.  The specific competitive markets considered depend on the nature and level of the positions in question and from which qualified individuals are recruited. Base salary levels are also dependent on the performance and experience of each individual employee. Thus, employees with higher levels of sustained performance will be paid correspondingly higher salaries.

Annual salary reviews are based on four factors:

●	General levels of salary increases in the market supported by the annual benchmarking analysis;
●	The individual’s then existing pay;
●	Individual performance; and
●	The Corporation’s overall financial performance.

The decision to freeze executive salaries was made in early 2009 and carried over to the beginning of 2010 based on the then current state of the global economy and its near term prospects for the Corporation’s business.  Subsequently, each of the Named Executive Officer’s salaries was increased by $14,000 or $15,000, depending on pay grade, in 2010 because of the termination by the Corporation of its executive vehicle benefit as of April 30, 2010.  In addition, Mr. Saito’s salary was increased by $5,000 for 2010.  Otherwise, Named Executive Officers received no salary increases in 2010.

In February 2011, the Compensation Committee reviewed the salaries of the Named Executive Officers against these factors and determined that existing salaries of the officers were in line with the Corporation’s compensation philosophy and no adjustments to salaries were required.  In response to Mr. Willmott’s promotion to President and Chief Operating Officer of the Corporation in March 2011 and the accompanying increase in his duties and responsibilities, the Compensation Committee approved an increase in Mr. Willmott’s annual salary to $500,000.

Short-Term Non-Equity Incentive Compensation: The Executive Management Annual Incentive Plan

The objectives of the EMAIP, which is proposed for re-approval at the 2011 Annual Meeting, are to motivate and reward the accomplishment of annual corporate objectives; to reinforce a strong performance orientation with differentiation and variability in individual awards based on contributions to business results; and to provide fully competitive compensation packages that will attract, reward and retain individuals of the highest quality.  As a pay-for-performance plan, cash bonus awards were paid upon the achievement of specific business unit and individual performance objectives established for calendar year 2010.

Targeted bonus award levels are intended to be determined for eligible positions each year using data obtained from surveys and independent compensation consultants. The target bonus levels reflect competitive market practices for companies similar in size to the Corporation and having the Corporation’s philosophy of providing competitive total annual cash compensation opportunities.  As noted above, however, the benchmarking process is a generalized market comparison, not a specific point-by-point comparison to a group of benchmarked companies.

A target incentive bonus program is established in February or March of each year by the Compensation Committee to set the measures against which the Corporation’s actual performance for that fiscal year will be compared.  The performance measures and target levels are uniform for each of the various units and the corporate staff.   For fiscal year 2010, the key performance measures considered were the applicable operating income level (“Operating Income”) and a specific cash flow formulation (“Cash Flow”).  Both measures are adjusted when acquisitions and dispositions occur during the performance period.  The weighting of the target objectives was 66.7% for Operating Income and 33.3% for Cash Flow.  The level of satisfaction of the Operating Income and Cash Flow target objectives determine an award amount.  Financial performance results exclude divestitures and acquisitions.3  The executive receives an amount equal to 50% of this award amount based on the objective satisfaction of the performance criteria.  The other 50% was subject to increase or decrease based on the attainment of individual performance objectives (“IPOs”), with a maximum total bonus payable at 250% of target.

Performance targets for the 2010 EMAIP were determined for three groups: (1) Blount International, which reflects the consolidated results of the Corporation; (2) “FLAG” (Forestry, Lawn and Garden), which includes both the Corporation’s saw chain, bars and accessories business, on the one hand, and its outdoor equipment products, such as lawnmower blades, lawn trimmers and accessories on the other hand; and (3) ICS/Construction, which includes hydraulic and gas chainsaws, diamond-segmented saw chain and accessories, as well as potential new construction equipment products.

Actual Financial Targets:  The actual financial targets for the corporate staff for 2010 performance awards payable in 2011 were as follows:

Operating Income:	$68,400,000 at target
Cash Flow:	$67,650,000 at target

In 2010, target bonuses for the 36 EMAIP participants ranged from 25% to 91% of total base salary paid during 2010.  Participants could have earned 20% (minimum threshold) or more of the target bonus, depending upon achievement against performance targets.  Each measurement had a minimum threshold that had to be met in order to qualify for any award for that category and a maximum level that permitted awards above 100%, but never above a stated ceiling of 250% of target.  In 2010, the minimum levels for meeting both the Operating Income and the Cash Flow objectives were 80% of target, and the maximum levels were 120% of target.  Achieving the maximum of 120% of the Operating Income objective or the Cash Flow objective would result in a payout on that portion at 200% of target.

3  The results of Gear Products, which was divested during 2010, and SpeeCo, which was acquired in 2010, were excluded from the performance targets.

Senior Leadership Team Awards:  2010 awards to the Senior Leadership Team (which included all of the Named Executive Officers and two other Executive Officers) were based on exceeding target objectives for both the Operating Income and the Cash Flow objectives for Blount International.  Operating Income was 122% of target, resulting in an award calculation at 200% of target for that portion.  Cash Flow exceeded target at 101.7%, resulting in the award calculation of 108.5% for that portion.  After applying the 66.7% and 33.3% weighting factors, the result was a payout percentage at 169.5% or a multiple of target at 1.695.  To determine the aggregate amount payable to the senior leadership team, a pool of funds was determined by multiplying each participant’s target award by the 1.695 multiple of target.  50% of the award was considered fixed and payable to the participant based on the satisfaction of the performance criteria, and the other 50% funded a bonus pool that was available for awards to the members of the Senior Leadership Team based on each participant’s attainment of his individual IPOs and a ranking by the CEO of each participant compared to his team members in level of attainment of the IPOs.  After these determinations, the Named Executive Officers other than Mr. Willmott received total bonuses with a multiple of target ranging from 1.39 to 1.66.  With respect to Mr. Willmott, the Compensation Committee recognized that Mr. Willmott played a major role in setting the Corporation’s new strategy, repositioning its business portfolio and overseeing the implementation of several major initiatives.  The Compensation Committee recognized that Mr. Willmott’s impact on the organization went far beyond his role as head of Corporate Development and Strategy4 and that Mr. Willmott had achieved each objective in his IPOs.  Accordingly, the Compensation Committee awarded Mr. Willmott a bonus based on a multiple of target of 2.48.  The aggregate bonuses awarded to the Senior Leadership Team members totaled less than the bonus pool that was available based on the 1.695 multiple of target discussed above.

           EMAIP participants in the Corporation’s FLAG and ICS/Construction segments were also paid bonuses based on financial results exceeding the target levels for both the Operating Income objective and the Cash Flow objective, with payouts at 124.7% for FLAG participants and 109.1% for ISC/Construction participants.  Upon divestiture of Gear on September 30, 2010, four participants were paid out awards based on exceeding maximum financial targets and assumed maximum attainment of IPOs.  The participants received 200% of their targeted bonuses, prorated based on salary paid through the date of the divestiture.  The total payout to the Gear participants was $202,860.  The employees who joined the Corporation in connection with the SpeeCo acquisition were not participants in the EMAIP during 2010 but were paid incentives based on an incentive plan in place at the time of the acquisition.  One Executive Officer was a participant in this plan.  The Corporation chooses not to disclose the actual financial targets for its various business units since (i) financial information is not publicly-available for these units and (ii) the Corporation believes that, as one of the few publicly-traded companies in these lines of business, disclosure of these financial goals, from which other financial information could be determined or extrapolated, would be an advantage for its competitors.

2010 EMAIP Awards Paid in March 2011

Using the performance criteria discussed above, the Named Executive Officers were awarded bonuses under the EMAIP as follows:

	Target Bonus as % of Compensation	Actual Bonus as % of Compensation	Amount Paid ($)
Joshua L. Collins	91%	146.6%	825,000
Calvin E. Jenness	50%	83.2%	300,000
David A. Willmott	50%	124.1%	450,000
Kenneth O. Saito	50%	83.2%	300,000
Richard H. Irving, III	50%	69.4%	250,000
All Executive Officers as a Group (8)*			2,617,000
All Other Employees			1,868,394
Total			4,485,394

*
The above listed five NEOs and three other Executive Officers.  The size and composition of the Executive Officer group reported above and in other tables and discussions below varies based on the applicable grant date and/or payment date and based on the date of hire, promotion or termination of employment of Executive Officers.

4 In recognition of the contributions of Mr. Willmott and his increased responsibilities, the Compensation Committee promoted Mr. Willmott to the position of President and Chief Operating Officer in March 2011.

Long-Term Equity Incentive Compensation

The grant levels for the Corporation’s long-term equity incentive awards are established by considering competitive market data, with an objective to provide grant levels between the 50th and 75th percentile of the competitive market for companies in the Corporation’s line of business and similar in size to the Corporation.  Determination of the grant levels are also based on the amount of shares available for such grants under the applicable plan.  The Compensation Committee also considers a number of internal considerations in determining the awards, including the duties of each participant in the Corporation, their present and potential contributions to the success of the Corporation, historic equity awards and current value, the relative proportion of short-term and long-term incentives desired, internal equity of potential awards, and the desirability of consistent opportunities among the management team, and such other factors as the Compensation Committee deems relevant.  The choice of type of instrument for individual grantees is made by the Committee based on, among other factors, (i) the underlying pay and performance characteristics of the compensation vehicle contemplated; (ii) the individual’s position; (iii) the potential tax consequences to the Corporation and the individual; (iv) the applicable accounting treatment for the Corporation; and (v) the anticipated likely length of continued service, given the individual’s retirement eligibility or lack thereof.

The Corporation provides long-term incentives for employees through the 2006 Equity Plan.  The Corporation uses stock options, SARs, RSAs and RSUs to align the interests of employees and stockholders.  Stock options and SARs are granted with exercise prices at 100% of the fair market value of the stock on the date of grant, which is determined by the closing sale price for the Corporation’s stock on the NYSE on the last trading day immediately preceding the grant date.

It is the Corporation’s current policy to make a majority of grants under the 2006 Equity Plan on a date chosen by the Committee and proximate to the date of the February or March meeting, as applicable, of the Compensation Committee.  In addition, a small number of grants are made at other times throughout the year, either on the dates of regularly-scheduled meetings of the Compensation Committee in connection with exceptional circumstances, such as special retention awards or merger and acquisition activities, or from an amount of pre-approved shares that are reserved and available to the CEO for grants to non-Executive Officers for purposes of hiring or rewarding promotions.  These latter grants are discussed in more detail below.

The Compensation Committee generally chooses its February or March, as applicable, meeting to grant annual equity awards because it is the first meeting after the financial results for the completed fiscal year are known, and it coincides with the award of bonuses under the EMAIP and annual salary increases.  The Compensation Committee generally makes equity awards at times when the stock price will not be influenced by scheduled releases of information.  The Compensation Committee does not otherwise time or plan the release of material, non-public information for the purpose of affecting the value of executive compensation.  Similarly, it does not set the grant date of stock options to new executives in coordination with the release of material non-public information and, instead, these grants, generally have grant dates corresponding to the date of the February or March meeting, as applicable, or the next pre-selected off-cycle grant date.

The 2006 Equity Plan replaced the Corporation’s 1999 Stock Incentive Plan (“1999 Plan”) and 2000 Stock Incentive Plan (“2000 Plan”) for future equity-based awards to employees and other participants and provided a number of additional authorized shares for future grants, as well as reallocated the number of authorized shares remaining for award under the 1999 Plan and 2000 Plan to the 2006 Equity Plan.  At the time of stockholder approval, the total number of shares available for award under the 2006 Equity Plan was 4,236,919, comprised of 3,500,000 newly authorized shares and 736,919 unused shares allocated from the 1999 Plan and 2000 Plan, including 62,000 shares remaining from the 1999 Plan and 2000 Plan of the original 75,000 total shares authorized by the Committee in December 2004 for future awards by the Chairman and CEO for the purposes of recruitment or special awards,5 plus lapsed or cancelled awards or options from grants outstanding under the 1999 Plan and 2000 Plan.   Since then, 1,059,375 additional shares have been added to the 2006 Equity Plan’s total shares as a result of expired or terminated awards under the 1999 Plan or 2000 Plan.

The 2006 Equity Plan fulfills the Corporation’s needs for equity-based awards to employees and other participants for the next several years, provides for express limits or prohibitions on the use of certain types of awards or practices (such as discounted options and option repricing absent prior stockholder approval), delivers incentives that align long-term participant and stockholder interests and links compensation to stockholder return.

For 2010, the Compensation Committee awarded 75 employees equity incentive awards on March 4, 2010 under the 2006 Equity Plan.  The Compensation Committee determined that each of the Senior Leadership Team (which includes each Names Executive Officer) should receive awards based on a value equal to 150% of the executive’s target EMAIP bonus  Other employees and officers receiving long-term incentive grants were generally based on a value equal to 50% to 100% of the individual’s targeted annual bonus amount.  These amounts provide the participants with the desired balance between short-term and long-term incentive compensation.  All of the recipients received a combination of stock-settled SARs and RSUs.  The percentage of 30% RSUs and 70% SARs for each individual was based on the fair value of the instruments.  The awards represent 118,064 shares for the RSUs and 548,629 shares for the SARs.  The grant date of the awards was March 11, 2010.  The exercise price for the SARs was $11.85 per share based on the closing sale price for the Corporation’s stock on the NYSE on March 10, 2010, the last trading day immediately prior to the grant date.  Although the Corporation has used this “closing sales price at the end of the last trading date prior to the date of grant” pricing formula for many years, under new rules applicable to valuing equity instrument grants, it should be noted that the price on the date of grant, March 11, 2010, from opening to closing, was substantially below the price used for the grant as shown at the Grant of Plan-Based Awards table.

5 20,062 such shares remain available for recruitment purposes or special awards as of April 4, 2011.

Both the SAR and RSU grants vest in 12 quarterly installments, with the first 1/12 of the total award vesting on June 30, 2010, followed by 1/12 each calendar quarter end thereafter on September 30, 2010, December 31, 2010, March 31, 2011 and so on until March 31, 2013, at which time the final 1/12 vest.  Even though the RSUs vest in quarterly installments, except in the case of death or disability, shares subject to the RSU grants are not delivered to the recipient until the final vesting date on March 31, 2013.  Similarly, although the SARs vest in quarterly installments, they are generally not exercisable until the final vesting date.  Generally, any SAR or RSU awards unvested on the date of the occurrence of any death, disability, retirement or other termination from employment will be forfeited.  As described in the “Employment Agreement” section below, Mr. Irving’s outstanding equity awards will vest upon his retirement at the end of 2011.

This treatment differs from previous provisions and practices under the 2006 Equity Plan whereby awards unvested at the time of a qualified retirement under the Blount Retirement Plan continued to vest pursuant to the existing vesting schedule applicable to the particular award.  Similarly, the quarterly vesting and three-year restriction period differ from the annual vesting and restriction period only until vested practice previously used.  The uniform ratio of RSUs and SARs among all grantees differs from the previous distinction between senior executives (all RSUs or RSAs) and other grantees (all options or SARs).  The Corporation believes that the new features produce an excellent alignment of interests between management and the other stockholders.

Among the 75 grantees, all five Named Executive Officers and the other Executive Officers received awards as follows:

	Number of RSUs	Number of SARs
Joshua L. Collins	18,987	88,232
Calvin E. Jenness	6,608	30,705
David A. Willmott	6,646	30,881
Kenneth O. Saito	6,551	30,440
Richard H. Irving, III	6,608	30,705
All Executive Officers as a Group (10)	64,966	301,884
All Other Employees (65)	53,098	246,745
Total Shares:	118,064	548,629

Equity Awards in 2011

On March 14, 2011, the Compensation Committee awarded equity incentive awards under the 2006 Equity Plan to 82 employees, including all of the Named Executive Officers other than Mr. Irving, who is retiring at the end of 2011.  Consistent with the rationale and determination of the 2010 awards, the Committee determined that each of the Senior Leadership Team (which includes each Named Executive Officer) should receive awards based on a value equal to 150% of the executive’s target EMAIP bonus, and other employees and officers receiving long-term incentive grants were generally based on a value equal to 50% to 100% of the individual’s targeted annual bonus amount. All of the recipients received a combination of stock-settled SARs and RSUs.  The percentage of 30% RSUs and 70% SARs for each individual was based on the fair value of the instruments.  The awards represent 97,942 shares for the RSUs and 469,379 shares for the SARs.  The grant date of the award was March 14, 2011.  The exercise price for the SARs was $15.09 per share based on the closing sale price for the Corporation’s stock on the NYSE on March 11, 2011, the last trading day immediately prior to the grant date.  Although the Corporation has used this “closing sales price at the end of the last trading date prior to the date of grant” pricing formula for many years, under new rules applicable to valuing equity instrument grants, it should be noted that the opening and closing price on the date of grant, March 14, 2011, was below the price used for the grant as shown at the Grant of Plan-Based Awards table.

Both the SAR and RSU grants vest in 12 quarterly installments, with the first 1/12 of the total award vesting on June 30, 2011, followed by 1/12 each calendar quarter end thereafter on September 30, 2011, December 31, 2011, March 31, 2012 and so on until March 31, 2014, at which time the final 1/12 vest.  Even though the RSUs vest in quarterly installments, except in the case of death or disability, shares subject to the RSU grants are not delivered to the recipient until the final vesting date on March 31, 2014.  Similarly, although the SARs vest in quarterly installments, they are generally not exercisable until the final vesting date.  Generally, any SAR or RSU awards unvested on the date of the occurrence of any death, disability, retirement or other termination from employment will be forfeited.

Among the 82 grantees, all Named Executive Officers, other than Mr. Irving,* and the other Executive Officers received awards as follows:

	Number of RSUs	Number of SARs
Joshua L. Collins	14,911	71,457
Calvin E. Jenness	5,442	26,082
David A. Willmott	11,928	57,166
Kenneth O. Saito	5,442	26,082
Richard H. Irving, III	*	*
All Executive Officers as a Group (9)	51,843	248,457
All Other Employees (74)	46,099	220,922
Total Shares:	97,942	469,379

*	Mr. Irving was not granted any equity incentive awards because such awards are considered long-term incentives, and Mr. Irving intends to retire from the Corporation at the end of 2011.

Perquisites and Other Benefits

Perquisites represent a small part of the Corporation’s overall compensation package.  The perquisites and other personal benefits that are provided to senior management are reviewed annually.  In connection with their relocation to the Portland, Oregon area, the Corporation agreed to pay or reimburse Mr. Collins and Mr. Willmott for various moving and relocation expenses.  The primary ongoing perquisites are financial planning and tax preparation services; club memberships; an executive medical insurance plan providing reimbursement of certain out-of-pocket costs, including the co-pays, deductibles and other amounts in excess of the regular medical plan benefits; and payments to cover the tax liability to the executives for the imputed value of such benefits.  The Corporation also provides a charitable contribution match, which is available to all employees.  With respect to each perquisite, the business need is evaluated.  The Compensation Committee believes that by providing the aforementioned perquisites, it allows senior management to more fully focus on their corporate and individual work responsibilities.   The Corporation discontinued the executive automobile program, which provided executives the use of Corporation-provided vehicles, including the cost of insurance, fuel and maintenance, as of April 30, 2010.

Risk Assessment of Compensation Programs

It is the Corporation’s policy to regularly monitor its compensation policies and practices to determine whether its risk management objectives are being met and to adjust those policies and practices where needed.  The Board has overall responsibility for the oversight of compensation risk management at the Corporation, and receives input from executives and members of the Compensation Committee.  The Board reviews the design features, characteristics, performance metrics and approval mechanisms of total compensation for all employees at the Corporation, including salaries, incentive plans, bonuses, sales incentives, stock options and performance awards to determine whether any of these policies or programs could create risks that are reasonably likely to have a material adverse effect on the Corporation.  A general review of financial risks is undertaken at virtually every meeting of the Board.  The Corporation’s compensation programs are designed to provide incentives to executives and other employees to achieve the Corporation’s long-term objectives without encouraging excessive risk taking, and to align compensation with the long-term interests of the stockholders.  Compensation is reviewed on a yearly basis, and is subject to adjustment by the Compensation Committee based on the findings of such review.

The Board has determined that the Corporation’s compensation policies and programs do not encourage excessive and unnecessary risk taking because they are designed to encourage employees to remain focused on both the Corporation’s short and long-term objectives and financial goals and are designed to align compensation with the long-term interests of the stockholders.  The Board determined that the Corporation’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Corporation.

COMPENSATION COMMITTEE REPORT

The members of the Compensation Committee, all of whom are independent Directors, have reviewed the Compensation Discussion and Analysis and discussed its content with management.  Based on its review and the discussions with management, the Committee has recommended to the full Board that the Compensation Discussion and Analysis be incorporated by reference in the Corporation’s Annual Report on Form 10-K filed with the SEC and included in the 2011 Proxy Statement.

Compensation Committee Members

Harold E. Layman, Chairman
Thomas J. Fruechtel, Member
E. Daniel James, Member

EXECUTIVE OFFICERS

The Executive Officers of the Corporation for purposes of the compensation tables, in addition to Mr. Collins, who is also a Director nominee, as of March 28, 2011, are:

Name	Office	Year First Elected to Such Office	Age
Mark V. Allred	Vice President - Corporate Controller	2007	53
Richard H. Irving, III	Senior Vice President, General Counsel and Secretary	1995 and 1999	67
Calvin E. Jenness	Senior Vice President and Chief Financial Officer	2002	55
Cyrille B. Michel	Senior Vice President - Sales & Customer Support (1)	2008	53
Kenneth O. Saito	Senior Vice President - Manufacturing & Operations	2002	63
Paul A. Valas	President - SpeeCo	2010	53
James L. VanderZanden	Senior Vice President - Business Development and President - ICS	2008	46
David A. Willmott	President and Chief Operating Officer (2)	2011	41

(1)	Mr. Michel became the Senior Vice President, European Operations effective as of April 1, 2011.

(2)	Mr. Willmott became the President and Chief Operating Officer effective as of March 10, 2011. Previously, Mr. Willmott was the Senior Vice President - Corporate Development and Strategy from 2009.

Each of these Executive Officers serves at the pleasure of the Board; however, the terms of any Executive Officer’s employment agreement control the rights and obligations attendant to any termination, as discussed with respect to the Named Executive Officers in the “Employment Agreement” section below.  There were no arrangements or understandings with any other person pursuant to which any Officer was elected.  The Executive Officers of the Corporation may also be Directors or Officers of subsidiaries of the Corporation.

Mark V. Allred was elected Vice President - Controller in February 2007, with the title changed to Vice President - Corporate Controller on February 20, 2008.  Prior to February 2007, he served as Corporate Controller for the Corporation, then a non-Executive Officer position, from January 2005.  Previously, he served as Vice President of Finance and Corporate Controller at Crown Pacific Partners LP from 2003 to 2004.

Richard H. Irving, III was elected Senior Vice President and General Counsel in April 1995, and Secretary of the Corporation in August 1999.  Prior to April 1995, he served from 1986 as Vice President, General Counsel and Secretary of Duchossois Industries, Inc., a diversified privately-held company in Elmhurst, Illinois.  Mr. Irving has announced his intent to retire from the Corporation effective as of December 31, 2011.

Calvin E. Jenness was elected Senior Vice President, Chief Financial Officer and Treasurer in August 2002.  In February 2005, he relinquished the Treasurer position.  Prior to August 2002, he served as Vice President and Corporate Controller and Treasurer from June 2001 and as Vice President and Corporate Controller from September 2000.  Previously, he served as Vice President and Chief Financial Officer of Bryan Foods, a division of Sara Lee Corporation, from 1998.

Cyrille B. Michel was elected Senior Vice President, European Operations effective April 1, 2011. Previously, he was elected as Senior Vice President - Sales & Customer Support on February 20, 2008.  Prior to February 2008, he served as Vice President of Marketing for the Corporation’s Oregon Cutting Systems Group from 1998, as Oregon Cutting Systems Group Zone Manager - North America from 1993 and Division Controller from 1988.

Kenneth O. Saito was elected Senior Vice President - Manufacturing & Operations on February 20, 2008.  Previously, he was elected President of the Oregon Cutting Systems Group in August 2002.  Prior to that date, he served as Senior Vice President - Finance & Administration of Oregon Cutting Systems Group from 1997.  He joined the Corporation in March 1973.

Paul A. Valas was elected President - SpeeCo on August 10, 2010.  Mr. Valas joined SpeeCo as President and Chief Executive Officer in 2004.  Prior to joining SpeeCo, Mr. Valas was President and General Manager of Bestop, a division of Magna International.  Mr. Valas spent 23 years at Bestop where he started the finance division and held various positions at the automotive OEM and after-market parts supplier.

James L. VanderZanden was elected Senior Vice President - Business Development on February 20, 2008.  Previously, he was appointed President of the ICS product line, a position he continues to hold, in 2002 and General Manager of ICS in 1994.  Mr. VanderZanden joined the Corporation in 1987.

David A. Willmott was elected President and Chief Operating Officer as of March 10, 2011.  Previously, from December, 2009, he served as Senior Vice President - Corporate Strategy & Development.  Mr. Willmott has over fifteen years in private equity investment management experience with Collins Willmott & Co. LLC from 2008 to 2010, with Lehman Brothers Inc. from 1997 to 2008 and with Merrill Lynch from 1992 to 1995.

EXECUTIVE COMPENSATION

The following table summarizes for the fiscal years 2010, 2009 and 2008 all plan and non-plan compensation awarded to, earned by, or paid to Named Executive Officers, who are the Chief Executive Officer, the Chief Financial Officer and the three most highly compensated Executive Officers other than the CEO and CFO of the Corporation who were serving in Executive Officer capacities on December 31, 2010:

SUMMARY COMPENSATION TABLE FOR 2010

Name and Principal Position	Year	Salary (1) ($)	Bonus ($)	Stock Awards (2) ($)	Option Awards (3) ($)	Non-Equity Incentive Plan Compensation (4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5) ($)	All Other Compen-sation (6) ($)	Total ($)
Joshua L. Collins (7)	2010	583,846	--	224,996	526,059	825,000	--	623,235	2,783,136
President & Chief	2009	84,615	--	--	3,183,750	33,000	--	--	3,301,365
Executive Officer
Calvin E. Jenness	2010	373,963	--	78,305	183,070	300,000	15,802	89,358	1,040,498
Sr. Vice President &	2009	348,005	--	--	--	115,710	88	68,495	532,298
Chief Financial Officer	2008	343,581	45,000	250,530	--	224,702	4,341	69,404	919,851
David A. Willmott (7)	2010	376,154	--	78,755	184,120	450,000	--	655,033	1,744,062
President and Chief
Operating Officer
Kenneth O. Saito	2010	465,434	--	77,629	181,490	300,000	134,425	88,598	1,247,576
Sr. Vice President –	2009	345,010	--	--	--	114,713	26,247	97,007	582,977
Manufacturing &	2008	343,084	30,000	167,970	--	284,588	55,245	69,405	950,292
Operations
Richard H. Irving, III	2010	373,386	--	78,305	183,070	250,000	7,728	96,873	989,362
Sr. Vice President,	2009	348,005	--	--	--	115,710	(28,301)	80,748	516,162
General Counsel &	2008	345,504	45,000	250,530	--	225,960	14,943	80,161	962,098
Secretary

(1)
Salary represents salary paid during 2008, 2009 or 2010.  Mr. Saito’s salary for 2010 includes a payment of $91,412.62, which was the value of his accrued vacation pay that was “banked” under a vacation pay practice that was terminated on December 31, 1993.  The value of the banked vacation accrued annually at Mr. Saito’s then current rate of pay until the accrued balance was frozen on December 31, 2009 and paid out to Mr. Saito in 2010.

(2)
Amounts shown reflect the aggregate grant date fair value of the awards computed in accordance with ASC Topic 718 for the years indicated.  The amount previously reported for Mr. Jenness for 2008 was restated last year in accordance with SEC rules relating to executive compensation disclosure.  (As a result, the “Total” compensation column for 2008, which was not restated, does not equal the total of the amounts shown for Mr. Jenness for 2008.)  Pursuant to the SEC rules, the amount shown excludes the impact of estimated forfeitures related to service-based vesting conditions.  Assumptions used in the calculation of these amounts are set forth at Note 16, “Stock-Based Compensation,” to the Corporation’s audited consolidated financial statements for the year ended December 31, 2010, included in the Corporation’s 2010 Annual Report on Form 10-K filed with the SEC.

(3)
Amounts shown reflect the aggregate grant date fair value of the awards computed in accordance with ASC Topic 718 for the years indicated.  The amount previously reported for Mr. Jenness for 2008 was restated last year in accordance with SEC rules relating to executive compensation disclosure.  (As a result, the “Total” compensation column for 2008, which was not restated, does not equal the total of the amounts shown for Mr. Jenness for 2008.)  Pursuant to the SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.  Assumptions used in the calculation of these amounts are set forth at Note 16, “Stock-Based Compensation,” to the Corporation’s audited consolidated financial statements for the year ended December 31, 2010, included in the Corporation’s Annual Report on Form 10-K filed with the SEC.

(4)
Reflects payments under the EMAIP in February 2009 based upon the achievement of specific business line and individual performance objectives established for calendar year 2008, payments in February 2010 for achievement of such performance objectives established for calendar year 2009 and payments in February 2011 for achievement of each performance objectives established for calendar year 2010.

(5)
Reflects the actuarial increase or decrease as of the last day of the indicated year in the present value of the NEOs accumulated benefits under all pension plans (qualified and nonqualified) established by the Corporation at the earliest unreduced retirement age, determined using interest rate and mortality assumptions consistent with those used in the Corporation’s financial statements and including amounts that the NEO may not currently be entitled to receive because such amounts have not yet vested.  The changes in the actuarial present value of the NEOs’ accumulated retirement benefits during 2010 were as follows:  Mr. Jenness, $15,802; Mr. Saito, $134,425; and Mr. Irving, $7,728.  No amounts are included for above-market or preferential earnings under the Corporation’s nonqualified defined contribution plans.  The Corporation’s nonqualified defined contribution plan, the Blount International, Inc. Supplemental Retirement Savings Plan, credits earnings based on hypothetical investments in funds that mirror the investment options under the Corporation’s qualified 401(k) plan, and thus does not credit any above-market or preferential earnings.  Similarly, shares subject to RSUs that have vested but are deferred and not payable until a future year will experience earnings or losses based solely on the price of the Corporation’s stock, and thus are not credited with any above-market or preferential earnings.  See the Nonqualified Deferred Compensation for 2010 Table below for more information regarding earnings under these arrangements.

(6)	See the All Other Compensation Table below for additional information.

(7)
Compensation is not shown for 2008 for Mr. Collins or Mr. Willmott as neither individual was employed with the Corporation during 2008.  Compensation is not shown for 2009 for Mr. Willmott because he was not an NEO in 2009.

ALL OTHER COMPENSATION TABLE FOR 2010

Name	Year	Life Insurance Premiums; Financial & Tax Planning ($)(1)	Executive Medical Plan ($)(2)	Social Club Fees ($)(3)	Auto Expenses ($)(4)	Moving and Relocation Expenses ($)(5)	Charitable Contri- butions ($)(6)	Corporate Contributions to Defined Contribution Plans ($)(7)	Tax Payments ($)(8)	Total ($)
Joshua L. Collins	2010	--	250	53,320	--	427,162	--	86,220	56,283	623,235
	2009	--	--	--	--	--	--	--	--	--
Calvin E. Jenness	2010	--	18,318	--	5,617	--	--	53,794	11,629	89,358
	2009	--	9,176	--	11,573	--	--	38,104	9,642	68,495
	2008	--	14,595	--	12,029	--	--	32,758	10,022	69,404
David A. Willmott	2010	--	2,933	55,555	--	314,992	--	34,069	247,484	655,033
Kenneth O. Saito	2010	--	3,898	5,196	3,597	--	--	60,368	15,539	88,598
	2009	805	21,530	5,780	8,931	--	885	46,836	12,240	97,007
	2008	--	3,792	5,580	10,460	--	1,075	35,127	13,371	69,405
Richard H. Irving, III	2010	9,815	14,874	--	2,718	--	1,250	57,249	10,967	96,873
	2009	9,815	16,190	--	5,100	--	1,250	41,674	6,719	80,748
	2008	9,775	9,097	--	12,410	--	2,500	35,310	11,069	80,161

(1)
The amount shown represents the amount paid by the Corporation or reimbursed to the NEO for personal financial and tax planning.  For Mr. Irving, the amount shown also includes premiums of $8,900 each year for executive life insurance.

(2)
The NEOs participate in an executive medical program that reimburses the executive’s out-of-pocket costs for various medical benefits, including the co-pays, deductibles and other amounts payable under the Corporation’s medical plan.  The amount shown reflects the actual amounts reimbursed to the executive, plus an allocation of the fees paid by the Corporation for the administrative costs associated with the plan.

(3)	The Corporation pays or reimburses Messrs. Collins, Saito and Willmott for their initiation fees, assessments and dues for membership in certain country clubs.

(4)
The amount shown includes the value of that portion of the Corporation’s lease of an automobile attributed to the personal use of the NEO, as well as the reimbursement of the actual documented cost of related maintenance and fuel expenses.  This executive automobile program was discontinued as of April 30, 2010.

(5)
The amount shown represents the amount paid by the Corporation or reimbursed to Messrs. Collins and Willmott for moving and relocation expenses incurred in connection with each executive’s relocation to Portland, Oregon, including expenses related to the sale of their prior residences.

(6)
The Corporation matches gifts made by NEOs and all other employees to approved charitable organizations up to 50% of the grant, with a maximum accumulated match of $2,500 per year, which was reduced in 2009 to $1,250 per year.  The amounts shown represents the matching gift made by the Corporation during 2008, 2009 and 2010 on each executive’s behalf.

(7)
Amounts shown reflect the Corporation’s matching contributions and “savings plus” contributions to each of the qualified 401(k) plan and the nonqualified Supplemental Retirement Savings Plan, plus the value of shares subject to RSUs that vested during the applicable year, but that are deferred and not payable to the NEOs until a future year.

(8)
Amounts shown represent reimbursement of federal and state income and employment taxes on personal benefits, as applicable, including financial planning and tax services, club memberships, executive life insurance, personal use of the Corporation’s vehicles, and moving and relocation expenses.

GRANTS OF PLAN-BASED AWARDS FOR 2010

The table below sets forth information regarding grants of plan-based awards made to each of the Named Executive Officers during 2010:  (Please see discussion above in “Equity Awards in 2011” regarding grants made during March, 2011.)

	Grant Date (1)	Date of Committee Approval	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Equity Incentive Awards: Number of Securities Underlying SARs (#) (4)	Exercise or Base Price of Equity Incentive Awards ($/sh) (5)	Closing Market Price on Date of Grant ($/sh)	Grant Date Fair Value of Stock and Stock Options ($) (6)
Name			Threshold ($)	Target ($)	Max. ($)
Joshua L.	3/4/2010	3/4/2010	102,410	512,050	1,280,124
Collins	3/11/2010	3/4/2010				--	88,232	11.85	11.00	526,059
	3/11/2010	3/4/2010				18,987				224,996
Calvin E.	3/4/2010	3/4/2010	36,058	180,289	450,723
Jenness	3/11/2010	3/4/2010				--	30,705	11.85	11.00	183,070
	3/11/2010	3/4/2010				6,608				78,305
David A.	3/4/2010	3/4/2010	36,269	181,346	453,365
Willmott	3/11/2010	3/4/2010				--	30,881	11.85	11.00	184,120
	3/11/2010	3/4/2010				6,646				78,755
Kenneth	3/4/2010	3/4/2010	36,075	180,376	450,940
O. Saito	3/11/2010	3/4/2010				--	30,440	11.85	11.00	181,490
	3/11/2010	3/4/2010				6,551				77,629
Richard H.	3/4/2010	3/4/2010	36,000	180,001	450,001
Irving, III	3/11/2010	3/4/2010				--	30,705	11.85	11.00	183,070
	3/11/2010	3/4/2010				6,608				78,305

(1)	See discussion under “Long-Term Equity Incentive Compensation” above regarding the Corporation’s method for establishing the grant date.

(2)
Reflects the potential payment levels under the EMAIP, as approved by the Compensation Committee in February 2010.  Threshold is the lowest payment available at the lowest level of performance prescribed by the plan and equals 20% of the target amount; maximum is 250% of such target amount.  The minimum payment is $0.  Actual payments under the EMAIP for 2010 are shown in the Summary Compensation Table and are described above under “Short-Term Non-Equity Incentives: The Executive Management Annual Incentive Plan” in the Compensation Discussion and Analysis.

(3)
Reflects the RSUs granted on March 11, 2010.  Each award vests in 12 quarterly installments on the last day of the calendar quarter beginning June 30, 2010, but the awards are not settled in shares until March 31, 2013.

(4)
Reflects the SARs granted on March 11, 2010.  Each award vests in 12 quarterly installments on the last day of the calendar quarter beginning June 30, 2010, but the SARs are not exercisable until March 31, 2013.

(5)
The exercise price for options and SARs and the fair market value of equity incentive instruments have been established as the closing price for the Corporation’s stock on the NYSE on the last trading day prior to the grant date.  The grant date fair value of each restricted stock award and each RSU award equals the number of shares subject to the award, multiplied by the closing price of the Corporation’s stock on the last trading day prior to the grant date.

(6)
The grant date fair value of each stock award, option award and SAR award is determined pursuant to ASC Topic 718.  Assumptions used in the calculation of these amounts are included in Note 16, “Stock-Based Compensation,” to the Corporation’s audited consolidated financial statements for the year ended December 31, 2010, as included in the Corporation’s Annual Report on Form 10-K filed with the SEC.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2010

A complete description of awards under the Corporation’s long-term equity incentive program is set out under the discussion of “Long-Term Equity Incentive Compensation” above.  The table below sets forth the number of securities underlying outstanding plan awards for each Named Executive Officer as of December 31, 2010:  (For a discussion of equity incentive awards for 2011, see discussion above of “Equity Awards in 2011.”)

	Equity Incentive Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options/SARs (#) Exercisable (1)	Number of Securities Underlying Unexercised Options/SARs (#) Unexercisable (2)	Option/SAR Exercise Price ($)	Option/SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units of Stock that Have not Vested ($) (4)
Joshua L. Collins	250,000	500,000	9.14	10/19/2019	--
	0	88,232	11.85	3/11/2020
					14,241	224,438
Calvin E. Jenness	5,000	--	5.0000	06/29/2011
	9,000	--	3.0280	02/14/2012
	25,000	--	3.8660	11/05/2012
	25,000	--	5.0500	11/05/2013
	13,750	--	16.6200	12/21/2014
	11,250	--	16.6200	12/21/2014
	40,000	--	16.7600	02/21/2016
	0	30,705	11.85	3/11/2020
					11,956	188,427
David A. Willmott	33,333	66,667	9.52	12/14/2019
	0	30,440	11.85	3/11/2020
					4,985	78,564
Kenneth O. Saito	18,655	--	3.0280	02/14/2012
	80,000	--	3.8660	11/05/2012
	45,000	--	5.0500	11/05/2013
	13,750	--	16.6200	12/21/2014
	11,250	--	16.6200	12/21/2014
	40,000	--	16.7600	02/21/2016
	0	30,440	11.85	03/11/2020
					9,248	145,748
Richard H. Irving, III	12,400	--	3.8660	11/05/2012
	25,000	--	5.0500	11/05/2013
	13,750	--	16.6200	12/21/2014
	11,250	--	16.6200	12/21/2014
	40,000	--	16.7600	02/21/2016
	0	30,705	11.85	03/11/2020
					11,956	188,427

(1)
All options and SARs with expiration dates on or prior to February 21, 2016 have fully vested.  The SARs with an expiration date of March 11, 2020 were granted on March 11, 2010 and vest in 12 quarterly installments on the last day of each calendar quarter beginning June 30, 2010 but are not exercisable until March 31, 2013.

(2)
Mr. Collins’ options for 750,000 shares, which were granted on October 19, 2009, vest in three equal installments on the first-year, second-year and third-year anniversaries of the date of grant.  Mr. Willmott’s options for 100,000 shares were granted on December 14, 2009 and vest in three equal installments on the first-year, second-year and third-year anniversaries of the date of grant.  The SARs with an expiration date of March 11, 2020 were granted on March 11, 2010 and vest in 12 quarterly installments on the last day of each calendar quarter beginning June 30, 2010, but are not exercisable until March 31, 2013.

(3)
The 2008 grants of RSUs for Messrs. Irving (21,000 shares) and Saito (6,000 shares) and the 2008 grant of RSAs for Mr. Jenness (21,000 shares) vest in three equal installments, 1/3 of which vested on March 1, 2009, 1/3 of which vested on March 1, 2010 and 1/3 of which vested on March 1, 2011.  The RSUs that Mr. Saito was granted on May 28, 2008 (7,000 shares) vest in three equal parts, 1/3 vested on May 28, 2009, 1/3 vested on May 28, 2010 and 1/3 will vest on May 28, 2011.  The 2010 grants of RSUs to each NEO vest in 12 quarterly installments on the last day of each calendar quarter beginning June 30, 2010, but are not settled in shares until March 31, 2013.

(4)	Based on the closing price of the Corporation’s common stock as of December 31, 2010 ($15.76), the last trading day of the year, as reported on the NYSE.

OPTION EXERCISES AND STOCK VESTED TABLE FOR 2010

The following Option Exercises and Stock Vested table provides additional information about the value realized by the Named Executive Officers upon exercise of stock options and SARs and upon vesting of RSAs and RSUs during the year ended December 31, 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#) (1)	Value Realized on Exercise ($) (2)	Number of Shares Acquired on Vesting (#) (3)	Value Realized on Vesting ($) (4)
Joshua L. Collins	--	--	4,746	61,318
Calvin E. Jenness	10,000	20,936	14,650	168,219
David A. Willmott	--	--	1659	21,434
Ken O. Saito	--	--	11,968	137,187
Richard H. Irving, III	42,600	352,024	14,650	168,219

(1)
Represents the gross number of shares acquired upon exercise of vested options without taking into account any shares that may be withheld to cover the option exercise price or applicable tax obligations.

(2)
Represents the value of exercised options calculated by multiplying (i) the number of shares of the Corporation’s common stock to which the exercise related, by (ii) the difference between the per share closing price of the Corporation’s common stock on the NYSE on the date of exercise and the exercise price of the options.

(3)
Represents the number of shares acquired upon vesting of RSAs or RSUs without taking into account any shares that may be withheld to satisfy applicable tax obligations.  During 2010, the following NEOs surrendered a portion of these shares in order to pay taxes due upon the vesting and/or delivery of the shares:  Mr. Jenness: 4,869 shares; Mr. Irving: 4,869 shares; and Mr. Saito: 3,870 shares.  Of the total shares shown, the following number of shares represent shares subject to RSUs that vested during 2010, but are not payable until 2013:  Mr. Collins: 4,746 shares; Mr. Jenness: 1,650 shares; Mr. Saito: 1,635 shares; Mr. Irving: 1,650 shares; and Mr. Willmott: 1,659 shares.  These shares with the deferred delivery date are also shown on the Nonqualified Deferred Compensation Table below.

(4)	These amounts represent the product of the number of shares vested and the closing price of the Corporation’s common stock on the NYSE on the vesting date.

PENSION BENEFITS TABLE FOR 2010

The table below provides information with respect to each pension plan that provides for payments or other benefits at, following or in connection with retirement.  This includes the Corporation’s tax-qualified defined benefit plan (the Blount Retirement Plan) and supplemental non-qualified retirement plan (the Blount, Inc. and Subsidiaries Supplemental Retirement Benefit Plan), but does not include defined contribution plans (whether tax-qualified or not).  Values reflect the actuarial present value of each Named Executive Officer’s accumulated benefit under the plans, computed as of December 31, 2010, that are payable to each Named Executive Officer at the earliest unreduced retirement age (age 65 or current age for executives over the age of 65), including the number of years of service credited to each such Named Executive Officer.  For this purpose, in accordance with SEC rules, the present value was determined using the same assumptions applicable for valuing pension benefits for purposes of the Corporation’s financial statements.  See Note 11 to the Notes of Consolidated Financial Statements for the 2010 fiscal year included in the Corporation’s Annual Report on Form 10-K filed with the SEC.  More information regarding the Corporation’s pension plans can be found under the section titled “Retirement Plans” below.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Joshua L. Collins (1)	Blount Retirement Plan	1	--	--
	Supplemental Retirement Benefit Plan	1	--	--
Calvin E. Jenness	Blount Retirement Plan	10	148,099	--
	Supplemental Retirement Benefit Plan	10	28,166	--
David A. Willmott (1)	Blount Retirement Plan	1	--	--
	Supplemental Retirement Benefit Plan	1	--	--
Kenneth O. Saito	Blount Retirement Plan	35	988,112	--
	Supplemental Retirement Benefit Plan	35	369,218	--
Richard H. Irving, III	Blount Retirement Plan	16	502,472	--
	Supplemental Retirement Benefit Plan	16	38,059	--

(1)	Mr. Collins and Mr. Willmott are not eligible to participate in either Retirement Plan.

Retirement Plans

As part of a redesign of its retirement program for United States-based employees, effective in January 2007, the defined benefit Blount Retirement Plan and the Blount, Inc. and Subsidiaries Supplemental Retirement Benefit Plan, a non-qualified plan, were “frozen” with no future accrual of benefits for participants after that date but with all benefits earned up to that time being fully preserved.  At the same time, the Corporation announced that it would make additional contributions to the defined contribution Blount 401(k) Retirement Savings Plan (the “401(k) Plan”) after December 31, 2006 based on periods of service, as discussed below under “Blount 401(k) Retirement Savings Plan and Blount Supplemental Retirement Savings Plan.”

Blount Retirement Plan

The Blount Retirement Plan is a funded and tax qualified retirement program that covered approximately 1,500 eligible employees as of December 31, 2006.  The Blount Retirement Plan was “frozen” in January 2007.  As applicable to the Named Executive Officers, the plan provided benefits based primarily on a formula that took into account the participant’s earnings for certain fiscal years and total years of service.  Employees vested in the Blount Retirement Plan after five years of qualifying service.  In addition, the plan provides spousal joint and survival annuity options.  Mr. Saito is eligible for early retirement under the plan.  Mr. Irving, having attained the age of 65 years or more, is eligible for retirement under the plan.

Freeze of the Blount Retirement Plan as of December 31, 2006

In accordance with Section 204(h) of the Employee Retirement Income Security Act of 1974, as amended, and Section 4980F of the Code, as mentioned above, the Corporation froze benefit accruals under the Blount Retirement Plan on December 31, 2006.  As such, no participant has earned any additional benefits under the plan after December 31, 2006.  Participants did not lose the vested Accrued Benefit that they had already earned under the plan to that date; however, participants may have to earn additional vesting service to receive benefits, as follows:

●	Participants will receive an Accrued Benefit from the plan if they have earned five or more years of Blount vesting service at termination of employment, payable between the ages of 55 and 65.

●
Participants will receive an Accrued Benefit from the plan if they terminate employment with the Corporation on or after their  Normal Retirement Date of age 65, even if they have less than five years of vesting service.

●	Participants will receive a subsidized Early Retirement Accrued Benefit if they have ten or more years of vesting service and are between ages 55 and 65 on their termination date.

●
If a participant dies prior to retirement and he or she was married for at least one year and was vested, his or her spouse will receive a Spousal Benefit.  If such a participant was also an active employee with ten or more years of vesting service or otherwise qualified for the Early Retirement Accrued Benefit, his or her spouse will receive an Early Retirement Spousal Benefit.

Blount 401(k) Retirement Savings Plan and Blount Supplemental Retirement Savings Plan

The Corporation offers the 401(k) Plan, a qualified 401(k) plan, and the Blount Supplemental Retirement Savings Plan, a nonqualified 401(k) excess plan (the “401(k) Excess Plan”), to provide tax-advantaged savings vehicles.  The Corporation makes matching contributions to the 401(k) Plan and the 401(k) Excess Plan to encourage employees to save money for their retirement.  For the fiscal year starting January 1, 2007, the Corporation also began to make discretionary “savings plus” contributions to the 401(k) Plan and 401(k) Excess Plan of 3% to 5% of an employee’s annual salary, depending upon the employee’s years of service.  These plans, and the matching and “savings plus” contributions to them, enhance the range of benefits the Corporation offers to executives and enhance the Corporation’s ability to attract and retain high-caliber employees.

Under the terms of the 401(k) Plan, employees may defer from 1% to 25% of their eligible pay, and the Corporation matches the first 3% on a dollar-for-dollar basis, and 50% of the next 3%, for a total match of 4.5% of eligible pay for each participant who defers 6% or more of his or her eligible pay. The match is deposited into the plans and all matching contributions are immediately vested and immediately eligible for investment by participants.  (Thus, the total maximum match potentially available under the current plans is 4.5% on employee contributions, plus up to 5% in “savings plus” payments, for a total of 9.5% of eligible pay.)

The Corporation maintains the nonqualified 401(k) Excess Plan to provide benefits that would have otherwise been provided under the qualified 401(k) Plan to certain participants but for the imposition of certain maximum statutory limits imposed on qualified plan benefits.  Members of senior management who reach the maximum limits in the qualified 401(k) Plan are generally eligible for the 401(k) Excess Plan.  Because the 401(k) Excess Plan is unfunded, the Corporation’s contributions are a general unsecured liability of the Corporation.  Participants’ investment choices in the 401(k) Excess Plan mirror the investment options allowed in the 401(k) Plan.

Accounts in the 401(k) Excess Plan are credited with notional earnings based on the market rate of return of the available investment alternatives offered under it.  A participant may elect among the investment alternatives in increments of 1% of his or her account.  The participants may make daily changes in his or her investment election for future contributions and may make daily transfers of balances among the available investment alternatives. In 2010, the hypothetical investment alternatives and their respective notional annual rates of return in the 401(k) Excess Plan were as follows:

Fund (1)	Annual Return as of 12/31/10
Davis New York Venture Fund - Y	12.40%
Fidelity Growth Company Fund	20.55%
Fidelity US Equity Index Comingled Pool	15.00%
Fidelity Mid-Cap Stock	23.57%
Hotchkis and Wiley Mid-Cap Value 1	34.41%
Vanguard Mid-Cap Index Fund Signal	25.62%
Fidelity Small Cap Stock	22.96%
Dodge & Cox International Stock Fund	13.69%
Fidelity Diversified International Fund	9.65%
Fidelity Balanced Fund	13.76%
Fidelity Freedom 2000	7.86%
Fidelity Freedom 2005	10.57%
Fidelity Freedom 2010	11.65%
Fidelity Freedom 2015	11.75%
Fidelity Freedom 2020	12.93%
Fidelity Freedom 2025	13.82%
Fidelity Freedom 2030	14.04%
Fidelity Freedom 2035	14.46%
Fidelity Freedom 2040	14.62%
Fidelity Freedom 2045	14.72%
Fidelity Freedom 2050	14.90%
Fidelity Freedom Income	7.63%
Fidelity Managed Income Portfolio II	1.57%
PIMCO Total Return	8.83%
Blount Stock Fund	51.52%

(1) Certain additional investment alternatives were available but not actually chosen by any participant in the 401(k) Excess Plan.

Nonqualified Deferred Compensation for 2010

The table below sets forth, for each of the Named Executive Officers, information regarding his participation in the 401(k) Excess Plan, which is the Corporation’s nonqualified defined contribution plan.  All account balances under this plan reflect amounts credited by the Corporation.  No Named Executive Officer may elect to defer any amount of salary or other compensation to this plan.  The table below also sets forth, for each of the Named Executive Officers, information regarding restricted stock units granted under the 2006 Equity Plan, which vested during 2010, but which will not be settled in shares until March 31, 2013.

Name	Plan	Executive Contributions ($)	Corporation Contributions ($) (1)	Aggregate Earnings ($) (2)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Year-End ($)
Joshua L. Collins	401(k) Excess RSUs	-- --	18,702 61,318	1,615 13,479	-- --	20,316 74,797
Calvin E. Jenness	401(k) Excess RSUs	-- --	14,461 21,319	13,003 4,685	-- --	172,426 26,004
David A. Willmott	401(k) Excess RSUs	-- --	6,317 21,434	-- 4,712	-- --	6,317 26,146
Kenneth O. Saito	401(k) Excess RSUs	-- --	17,635 21,124	24,005 4,644	-- --	300,359 25,768
Richard H. Irving, III	401(k) Excess RSUs	-- --	15,491 21,319	36,795 4,685	-- --	293,372 26,004

(1)
The amounts shown as “Corporation Contributions” for the RSUs reflect the value of the Corporation’s shares that vested during 2010 under one or more outstanding RSUs, but that are deferred and not deliverable to the participant until a future date.  All of the amounts in the “Corporation Contributions” column for the 401(k) Excess Plan and for the RSUs are also included in the “All Other Compensation” column of the Summary Compensation Table above.  (Excludes contributions made in January 2011 under the “savings plus” feature discussed above.)  In addition, the grant date fair value of the RSUs was included in the Summary Compensation Table, if applicable, in the year of grant.

(2)
Accounts in the 401(k) Excess Plan are adjusted for investment gains and losses based on the performance of certain hypothetical investment choices selected by the participant.  The available hypothetical investment funds selected by participants and their respective annual returns in 2010 are detailed above.  Because the earnings reflected in this column do not include above-market or preferential earnings, such amounts are not included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table above.  (Excludes contributions made in January 2011 under the “savings plus” feature discussed above.)

(3)	Earnings shown for the RSUs reflect the increase or decrease in the value of the shares from January 1, 2010 (or if later, the date the shares subject to the RSUs vested) through December 31, 2010.

Potential Payments Upon Termination or Change in Control

The table below summarizes the estimated payments to be made under each contract, agreement, plan or arrangement that provides for payments to a Named Executive Officer at, following, or in connection with any termination of employment, including by resignation, retirement, disability or a constructive termination of a Named Executive Officer, or upon a change in control of the Corporation.  A change in control is defined in each Named Executive Officer’s employment agreement as (i) the acquisition by any person of securities of the Corporation representing more than 50% of the combined voting power of the Corporation, or (ii) during any two consecutive years, individuals who at the beginning of such period constitute the Board, cease to constitute a majority thereof (unless vote of new director was approved by a majority of the directors then in office who were in office at the beginning of the two year period), or (iii) consummation of a merger, consolidation or other business combination with any other person except where the common stock of the Corporation would represent more than 50% of the common stock of the surviving entity, or (iv) a sale of more than 50% of the assets of the Corporation. In accordance with SEC regulations, the information provided below does not include amounts to be provided to a Named Executive Officer under any arrangement that does not discriminate in scope, terms or operation in favor of Executive Officers and that is available generally to all salaried employees.  Also, the table below generally does not repeat information disclosed above under the 2010 Pension Benefits Table, the Nonqualified Deferred Compensation Table or the Outstanding Equity Awards at Fiscal Year-End Table, except to the extent that the amount payable to the Named Executive Officer would be enhanced by the termination event.

For the purpose of the quantitative disclosure in the following table, and in accordance with SEC regulations, the executive is assumed to have terminated employment on December 31, 2010, the last business day of 2010, and the price per share of the Corporation’s common stock used for purposes of these calculations is the closing market price on the NYSE as of that date: $15.76 per share.

Payments under Employment Agreements

As discussed further under “Employment Agreements” below, the Corporation has entered into an Employment Agreement  (each, an “Agreement” and collectively, the “Agreements”) with each of the Named Executive Officers.  Under the terms of his Agreement, a Named Executive Officer will be entitled to certain severance payments and other benefits if the Corporation terminates his employment without “cause” (as defined in the Agreement) or if the officer terminates his employment for “good reason” (as defined in the Agreement).  The Agreement does not provide any severance payments or other benefits to the officer if the Corporation terminates the officer’s employment for cause, if the officer resigns voluntarily or if the officer’s employment is terminated due to death or disability.

If a Named Executive Officer’s employment is terminated by the Corporation without cause or the Named Executive Officer terminates his employment for good reason, the Agreement provides that the Corporation will pay the officer severance payments in an amount equal to the sum of, for Messrs. Jenness, Saito and Willmott (i) two years’ base salary (one year for Mr. Jenness unless the termination occurs within 12 months after a change in control), (ii) two times (one time for Mr. Jenness unless the termination occurs within 12 months after a change in control) the “average bonus” paid to the executive for the immediately prior two years in which bonuses were paid to him and (iii) a prorated annual bonus for the year of termination, based upon the executive’s “average bonus”; for Mr. Collins, the severance payments are two years’ base salary (three years’ if he is terminated after October 19, 2011), two times the average bonus (three times if he is terminated after October 19, 2011) and a pro rated annual bonus based upon his average bonus; for Mr. Irving, the severance payments are six months of base salary and a prorated annual bonus based upon his average bonus.  In the table below, because each Named Executive Officer is assumed to have terminated employment on December 31, 2010, the prorated annual bonus for the year of termination is calculated as 100% of the executive’s average bonus.  The severance payments are paid in a lump sum shortly after termination of employment, but the amounts owed for base salary and bonus (but not the prorated bonus) are discounted to equal the present value of the stream of payments that would have been made over the applicable severance period.  Each of the Agreements, other than Mr. Irving’s, provides that the severance period will be the lesser of the period indicated above or the period beginning on the employment termination date and ending on the date the Named Executive Officer attains age 65.  Because Mr. Saito will attain age 65 in August 2012, the table below uses a twenty month severance period for Mr. Saito.

In addition to severance, the Agreements provide that retirement, health and group life insurance benefits, if applicable, continue during the applicable twelve, twenty-four or thirty-six month severance period or, in Mr. Irving’s case, for six months.  The Agreements with Messrs. Collins and Willmott also provide that the Corporation will provide the officer with office space, an administrative assistant and related expenses for twelve months.  In Mr. Irving’s case, the Corporation will continue payment of premiums on the officer’s policy under the Corporation’s executive life insurance plan for six months.  The Agreement for Mr. Irving provides that he and his respective dependents will be entitled to receive coverage under the Corporation’s retiree healthcare plan commencing at the end of his severance period and continuing until the later of his death and the death of his spouse.

Payments Upon a Change in Control

The Corporation does not have separate change in control agreements with the Named Executive Officers.  Some of the Corporation’s compensation plans and arrangements do, however, provide benefits upon a change in control.  All equity awards held by the Named Executive Officers will vest upon a change in control, regardless of whether the officer terminates employment in connection with the change in control.  The value of the vesting of equity awards granted prior to January 1, 2010 if a change in control had occurred at the end of 2010 is the same as the value of the vesting of equity awards shown on the table below with respect to a termination at the end of 2010 due to death, disability or termination without cause, assuming, with respect to certain awards, that the executive was employed for two years or more after the grant date.  For equity awards granted in 2010, there is no accelerated vesting upon death, disability or termination without cause.

Under the Corporation’s EMAIP, if a change in control occurs, each Named Executive Officer would be entitled to a bonus award for the year in which the change in control occurs equal to the officer’s target bonus payable under the plan, prorated based on the number of days in the year that had elapsed as of the date of the change in control.  In 2010, this amount was the Target amount shown on the Grant of Plan-Based Awards Table as the estimated possible payout under a non-equity incentive plan.  If the officer terminates employment and would receive a prorated annual bonus as described above under the terms of the Agreement, the officer will receive the greater of the prorated average bonus under the Agreement or the prorated target bonus under the EMAIP.

Payments upon Termination, Death or Disability

Outstanding equity incentive awards granted prior to January 1, 2010 held by each of the Named Executive Officers as of December 31, 2010 will vest upon his death or disability.  In addition, Mr. Irving participates in the Corporation’s Executive Life Insurance Program, which will provide a death benefit to his beneficiary upon his death.  No payments are payable to any Executive Officer if his employment is terminated by the Corporation for cause as defined in the respective Agreements or if he voluntarily terminates employment (without good reason).

Payments of Benefits Upon Termination	Voluntary Termination (without Good Reason ($)	Termination by Corporation Without Cause or By Named Executive Officer with Good Reason ($)	Termination by Corporation Without Cause or By Named Executive Officer with Good Reason following a Change in Control ($)	Disability or Retirement ($)	Death ($)
Joshua L. Collins
Severance payments (1)	--	1,224,279	1,703,329	--	--
Continued welfare benefits (2)	--	51,558	51,558	--	--
Continued participation in retirement plans or payments in lieu thereof (3)	--	51,750	51,750	--	--
Perquisites and other personal benefits (4)	--	91,600	91,600	--	--
Market value of equity awards vesting on termination (5)	--	3,310,000	3,793,178	3,310,000	3,310,000
Total	--	4,729,187	5,691,415	3,310,000	3,310,000
Calvin E. Jenness
Severance payments (1)	--	749,266	1,303,715	--	--
Continued welfare benefits (2)	--	29,989	59,977	--	--
Continued participation in retirement plans or payments in lieu thereof (3)	--	23,625	47,250	--	--
Perquisites and other personal benefits	--	--	--	--	--
Market value of equity awards vesting on termination (5)	110,320	110,320	278,470	110,320	110,320
Total	--	913,200	1,689,412	110,320	110,320
David A. Willmott
Severance payments (1)	--	727,118	908,464	--	--
Continued welfare benefits (2)	--	56,924	56,924	--	--
Continued participation in retirement plans or payments in lieu thereof (3)	--	47,250	47,250	--	--
Perquisites and other personal benefits (4)	--	91,600	91,600	--	--
Market value of equity awards vesting on termination (5)	--	416,002	585,126	416,002	416,002
Total	--	1,338,894	1,689,364	416,002	416,002
Kenneth O. Saito
Severance payments (1)	--	1,177,530	1,177,530	--	--
Continued welfare benefits (2)	--	35,524	35,524	--	--
Continued participation in retirement plans or payments in lieu thereof (3)	--	47,850	47,850	--	--
Perquisites and other personal benefits	--	--	--	--	--
Market value of equity awards vesting on termination (5)	68,304	68,304	235,014	68,304	68,304
Total	68,304	1,329,208	1,495,918	68,304	68,304
Richard H. Irving, III
Severance payments (1)	--	375,633	375,633	--	--
Continued welfare benefits (2)	--	23,677	23,677		--
Continued participation in retirement plans or payments in lieu thereof (3)	--	8,138	8,138	--	--
Perquisites and other personal benefits (6)	--	--	--	--	250,000
Market value of equity awards vesting on termination (5)	110,320	110,320	278,470	110,320	110,320
Total	110,320	517,768	685,917	110,320	360,320

(1)
Severance payments are payable upon a termination of the NEO by the Corporation without cause or by the NEO for good reason.  These severance payments are described in more detail under “Payments under Employment Agreements” above.

(2)
The amount shown reflects the cost to the Corporation of the NEO’s continued participation for the severance periods described above in the Corporation’s dental, medical, executive medical and group life insurance plans (including a tax gross-up on the dental and medical costs), and, with respect to Mr. Irving, for the Corporation’s continued payment of premiums under the Corporation’s executive life insurance plan.

(3)	The amounts shown reflect payment of amounts equivalent to the cost of the Corporation’s matching contributions and “savings plus” feature contributions to the 401(k) Plan and the 401(k) Excess Plan.

(4)	The amount shown reflects the value of office space, administrative assistance and related expenses for 12 months for Mr. Collins and for Mr. Willmott.

(5)
The amounts shown reflect the market value of the equity awards that would vest upon the termination of employment. For stock options, this value is calculated as the difference between the exercise price of the options and the closing market price on December 31, 2010 of $15.76 per share, multiplied by the number of shares subject to the option that vest upon the applicable termination of employment.  As of December 31, 2010, each of Messrs. Irving, Jenness and Saito satisfied the criteria for retirement and, thus, except for equity awards made in 2010, would be entitled to full vesting of his equity awards upon a termination of employment for any reason other than cause.  Messrs. Collins and Willmott did not satisfy the criteria for retirement under the Corporation’s equity plans as of December 31, 2010, and, thus, would not be entitled to full vesting of any equity awards upon a voluntary resignation or upon a termination for cause.  See, footnote (3) to the Summary Compensation Table above.

(6)
Mr. Irving participates in the Corporation’s executive life insurance plan.  If Mr. Irving had died on December 31, 2010, his beneficiary would have been entitled to a lump sum death benefit equal to $250,000.

EMPLOYMENT AGREEMENTS

The Corporation has entered into Agreements with all of the Named Executive Officers.  The terms of the Agreements provide that each executive will be paid a base salary, be eligible to participate in the Corporation’s incentive plans with target bonuses generally at least equal to 50% of base salary, participate in the Corporation’s stock option or other equity incentive programs and all other benefit plans, arrangements and perquisites generally available to Executive Officers.

The duration of the Agreements is a rolling two-year term for Messrs. Collins, Jenness, Saito and Willmott, each of which is automatically extended one day for each day employed until such time as either party gives notice to cease the automatic extension and, in such event, the Agreement then continues for its remaining term.  The amendment and restatement of Mr. Irving’s Agreement, dated January 1, 2011, which is described further below, provides for a term that runs until December 31, 2011, unless further extended as provided in the Agreement.  Each Agreement has a clause that prohibits the executive, for one to two years following the termination of employment, from competing directly or indirectly with the Corporation or disclosing proprietary or confidential information.

The Agreements also contain provisions for severance payments and benefits if the Corporation terminates an executive’s employment for reasons other than death, disability or “cause” (as defined in the Agreements), or, if the executive terminates his employment for “good reason” (as defined in the Agreements).  The severance provisions applicable to the Named Executive Officers are described above under “Payments Under Employment Agreements.”

Mr. Collins’ Agreement, which became effective October 19, 2009, provided that he would be employed as President, Chief Operating Officer and CEO Designate of the Corporation.  He became President and CEO at the close of business on December 18, 2010.  He was elected Chairman and CEO on May 27, 2010.  His base salary for 2010 was $550,000 (which was increased to $565,000 upon elimination of the Corporation’s executive automobile program), and is subject to adjustment in 2011 and later years.  His target bonus under the EMAIP was $500,000 for 2010.  Mr. Collins was reimbursed for membership dues, initiation fees and any assessments at a country club of his choice in the Portland area in 2010, and similar reimbursements are expected to continue in 2011.  He will also be provided with an annual physical examination and a financial and tax consultant for personal financial and tax planning.  Mr. Collins was also reimbursed for moving and relocation expenses during 2010 related to his relocation to Portland, Oregon, as shown in the All Other Compensation Table.

Mr. Irving’s Agreement was amended as of January 1, 2011, generally to provide for the transitioning during 2011 of his duties and responsibilities to his successor and for his retirement from the Corporation on December 31, 2011.  The amended Agreement provides for a base salary of $365,000, participation in the EMAIP with a target bonus of 50% of base salary and continuation of his participation in the Corporation’s other benefit programs.  The amended Agreement also provides that if Mr. Irving remains employed until December 31, 2011 or if he is terminated prior to that date by the Corporation without cause or if he terminates for good reason after a change in control, all of his outstanding equity awards will become fully vested and immediately exercisable.  Upon his termination or retirement, Mr. Irving and his dependents will become entitled to retiree healthcare coverage from the Corporation that cannot be terminated.  Mr. Irving is covered by the Corporation’s executive life insurance plan and by the Corporate Office Long-Term Disability Plan dating back to his service at the Corporation’s former Montgomery, Alabama headquarters.  Mr. Irving will also be provided a financial and tax consultant for personal financial and tax planning.

Mr. Jenness’ Agreement provides for a base salary of $365,000, participation in the EMAIP with a target bonus of 50% of base salary and participation in the Corporation’s other benefit programs.  Mr. Jenness’ Agreement was amended December 30, 2010, to provide that, upon certain terminations, the bonuses payable for the severance period would be based upon his “average bonus,” to specifically limit any severance payments to the cap provided by Code Section 280G and to clarify certain provisions relating to compliance with Section 409A.  Mr. Jenness will also be provided a financial and tax consultant for personal financial and tax planning.

Mr. Saito’s Agreement provides for a base salary of $365,000, participation in the EMAIP with a target bonus of 50% of base salary and participation in the Corporation’s other benefit programs.  Mr. Saito’s Agreement was amended December 30, 2010, to provide that, upon certain terminations, the bonuses payable for the severance period would be based upon his “average bonus,” to specifically limit any severance payments to the cap provided by Code Section 280G and to clarify certain provisions relating to compliance with Section 409A.  Mr. Saito’s Agreement was previously amended to reflect his promotion to President of the Oregon Cutting Systems Group as of August 16, 2002 by increasing his base salary, increasing his target bonus percentage to 50% and increasing the severance period, as well as providing certain retirement and health benefits and additional perquisites.  Mr. Saito’s Agreement contains certain provisions relating to the effect of any sale of his respective business units and also provides him a financial and tax consultant for personal financial and tax planning.

Mr. Willmott’s Agreement, which became effective December 14, 2009, provided that he would be employed as Senior Vice President-Corporate Development and Strategy of the Corporation and receive a base salary of $350,000.  Effective March 10, 2011, he was elected President and Chief Operating Officer; his base salary was increased to $500,000; and his EMAIP target bonus was increased to 80% of base salary.  Mr. Willmott was reimbursed for membership dues, initiation fees and any assessments at a country club of his choice in the Portland area in 2010, and similar reimbursements are expected to continue in 2011.  He will also be provided with an annual physical examination and a financial and tax consultant for personal financial and tax planning.  Mr. Willmott was also reimbursed for moving and relocation expenses during 2010 related to his relocation to Portland, Oregon, as shown in the All Other Compensation Table.

All of the Agreements are intended to comply with the requirements of Section 409A of the Code.  These amendments do not affect the amount of compensation or benefits an executive is entitled to receive under his Agreement, but, among other things, provide, under certain circumstances, for a six-month delay in payments to the executive upon termination of employment, as required by Section 409A.

Employee Stockholder Agreement

Related to the Agreements is an Employee Stockholder Agreement (the “Stockholder Agreement”).  This Stockholder Agreement is among the Corporation, LBMBP II and certain current employees, including Messrs. Jenness, Irving and Saito among the NEOs, as well as certain former management employees, some of whom were employees of the Sporting Equipment segment that was divested in December 2001, the Dixon Lawnmower segment that was divested in July 2006 and the Forestry Division that was divested in November 2007.  The Stockholder Agreement sets forth terms and restrictions relating to common stock either purchased by the particular executive in the Merger and Recapitalization (“Purchased Shares”) or received through the exercise of stock options (“Option Shares”) under the 1999 Plan.  Other than a few provisions that applied to transactions taking place prior to December 20 2004, the majority of the terms of the Stockholder Agreement survive and apply to (i) Purchased Shares to the extent any have not been registered, (ii) options granted under the 1999 Plan, including options for 292,600 shares granted on December 21, 2004, (iii) Option Shares resulting from the exercise of such options, (iv) SARs granted under the 1999 Plan after it was amended in 2006, including SARs representing 612,000 shares granted on February 21, 2006, and (v) shares resulting from the exercise of such SARs.  Options for 243,650 Time Option Shares and Performance Option Shares, in the aggregate, remain outstanding as of March 28, 2011.  Under certain circumstances, in the event that the Corporation registers shares under the Securities Act of 1933 (except for registrations related to exchange offers or benefit plans), the executives have the right to have their shares concurrently registered and sold.  The Purchased Shares and Option Shares owned by the executives are also subject to “put” and “call” rights that entitle the Corporation to purchase from the executive and the executive to sell to the Corporation, his or her Purchased Shares and Option Shares at fair market value if the executive’s employment is terminated under specified circumstances.

With respect to options, Option Shares, SARs and shares resulting from the exercise of SARs, the above terms of the Stockholder Agreement were incorporated by reference as terms and conditions in the applicable agreement each option or SAR recipient signed at the time of receiving a grant under the 1999 Plan through April 25, 2006 and without regard to whether the holder had an Agreement or was otherwise a party to the Stockholder Agreement.  This applied to the options granted in 2004 and to the SARs granted in 2006.  The 1999 Plan was replaced by the 2006 Equity Plan upon its approval by the stockholders on April 25, 2006.  Nonetheless, outstanding options and SARs existing as of that time remain subject to the terms of the Stockholder Agreement.

CLIMATE CHANGE AND ITS POTENTIAL IMPACT

For a discussion of the potential effect of climate change and regulations relating thereto on the Corporation’s business, the discussion at Item 1, page 6 of the Corporation’s Annual Report on Form 10-K filed with the SEC is incorporated by reference herein.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require that the Corporation’s Directors, Executive Officers and persons who beneficially own more than 10% of any class of equity securities of the Corporation file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange and furnish the Corporation with copies.

Based on the review of copies of such forms received by it, or written representations from certain reporting persons, the Corporation believes that all filing requirements applicable to its Directors, Officers and greater than 10% beneficial owners were complied with during 2010.

SECTION 303A.12 CERTIFICATIONS TO THE NYSE

On June 22, 2010, Mr. Joshua L. Collins, Chief Executive Officer, signed and submitted to the NYSE the CEO Certification required by Section 303A.12(a) of the New York Stock Exchange Listed Company Manual (“Manual”).  On June 22, 2010, Mr. Richard H. Irving, III, Senior Vice President, General Counsel and Secretary, signed and submitted to the NYSE the Annual Written Affirmation, including Exhibit G, required by Section 303A.12(c) of the Manual.

These documents relate to corporate governance, and are separate and distinct from the four certifications to the SEC, two each by the Chairman and Chief Executive Officer and by the Senior Vice President and Chief Financial Officer, that relate to financial accounting, reporting and control, two of which are contained in, and two of which constitute exhibits to, the Corporation’s Annual Report on Form 10-K filed with the SEC.

SECTION 303A.14 - WEBSITE AVAILABILITY OF CERTAIN DOCUMENTS

The Corporation has posted the following documents at its website, www.blount.com:

1.           Nominating & Corporate Governance Committee Charter (revised 2007);
2.           Compensation Committee Charter;
3.           Audit Committee Charter (revised 2004);
4.           Corporate Code of Ethics for the CEO, CFO and Financial Reporting and Control Personnel;
5.           Audit and Non-Audit Services Pre-Approval Policy of the Audit Committee;
6.           Code of Conduct (revised 2004); and
7.           Corporate Governance Guidelines (revised 2005).

These can be accessed by clicking on the “Investor Relations” section of the above website, and then on the “Corporate Governance” subsection.

These documents are also available in hard copy by sending a written request to the attention of the Secretary, Blount International, Inc., 4909 SE International Way, Portland, OR 97222.

CERTAIN TRANSACTIONS AND OTHER MATTERS

Policy on Related Person Transactions

All relationships and transactions involving the Corporation and a Director or Executive Officer or the immediate family members of either are reviewed annually by the Corporation’s Office of the Secretary upon a duly diligent inquiry.  In addition, historically, many such relationships have been the subject of arm’s length contractual arrangements negotiated by the Corporation’s management and legal staff and approved or ratified by the Board.  To the extent any such relationship or transaction arises and is deemed to be potentially material by the legal staff, where any of the Corporation’s directors, Executive Officers or 5% stockholders had, has or will have a direct or indirect material interest and the amount involved exceeds $120,000, it is reviewed by the Audit Committee or Nominating & Corporate Governance Committee, depending upon the subject matter or nature of the relationship, and then presented to the full Board whenever the relevant Committee so recommends.  At each level, if the matter involves a member of the relevant Committee or Board, that member does not participate in the deliberations or vote, but his or her presence may be counted in determining whether there is a quorum for the particular meeting.  This would be the case, for example, with respect to a meeting of the Board to authorize a transaction, to approve a contract or to ratify a payment between the Corporation and a Related Party.  Any Director affiliated with such party would participate neither in the discussion nor in the vote.

Mr. James S. Osterman’s Consulting Agreement

At the close of business on December 18, 2009, Mr. James S. Osterman retired as Chief Executive Officer of the Corporation and from service as an employee of the Corporation.  He subsequently retired as a Director of the Corporation on May 27, 2010.  Mr. Osterman is a “Related Person” under Item 404 of Regulation S-K because a served as a Director of the Corporation for part of fiscal year 2010.

Pursuant to the terms of his Employment Agreement, Mr. Osterman entered into a Consulting Agreement with the Corporation, which became effective on December 19, 2009, and extends until December 31, 2011.  The material terms of Mr. Osterman’s Consulting Agreement are discussed at page 23 of the 2003 Proxy Statement and at page 42 of the 2007 Proxy Statement.  In addition, at the time of his retirement, his consulting arrangement was modified to provide for the transfer to him of the automobile he was using upon his retirement and for a payment of $50,000 to compensate him for certain additional taxes Mr. Osterman incurred for retiring earlier than previously scheduled.

Mr. Osterman’s Employment Agreement also provided that if a change in control occurs after he has terminated employment and after he is eligible for coverage under the Corporation’s retiree medical program, the Corporation will pay Mr. Osterman on the date of such change in control a lump sum payment equal to the present value of the costs of continuing such healthcare coverage for a period equal to the remaining life expectancy for him and his spouse, with such cost being calculated in accordance with FAS 106 (or a successor provision), using the same actuarial and other assumptions used by the Corporation for financial reporting purposes with respect to FAS 106 for the fiscal year ending immediately prior to the change in control.

Mr. Osterman participates in the Omark Salary Continuation Plan, which covered certain employees of the Corporation’s Oregon Cutting Systems Group, the former Industrial and Power Equipment Group and the former Sporting Equipment Group.  The Omark Salary Continuation Plan provides the beneficiary of each participant with a continuation of two years of annual salary upon the death of the participant.  Upon the change in control that occurred on December 20, 2004, the Corporation reconfirmed its contractual obligations to Mr. Osterman under the Omark Salary Continuation Plan by letter dated February 8, 2005.  This confirmation was authorized by the Compensation Committee of the Board and was required by Mr. Osterman’s Amended and Restated Employment Agreement dated February 2, 2004.  On April 19, 2005, when Mr. Osterman’s Amended and Restated Employment Agreement was extended for two additional years through December 31, 2007, a new change in control provision was included that requires the Corporation to fund this salary continuation benefit upon a change in control, as defined in the Agreement, or otherwise to secure the benefit in a manner acceptable to Mr. Osterman.  This funding obligation relating to a change in control continues through the term of Mr. Osterman’s Consulting Agreement.  The benefit consists of two times Mr. Osterman’s salary as of his date of termination as an employee, payable to his designated beneficiary in equal installments over a 24-month period upon Mr. Osterman’s death.  As of December 18, 2009, this amount was fixed at $1.5 million ($750,000 base salary x 2).

Other than Mr. Osterman’s Consulting Agreement, there were no such relationships or payments during or applicable to fiscal year 2010.

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Approved by Stockholders
2006 Equity Incentive Plan, see description under “Long-Term Equity Incentive Compensation” above.

Equity Compensation Plan Not Approved by Stockholders
2006 Non-Employee Director Deferred Stock Unit Plan, see description under “Compensation of Directors” above.

Summary Table

The following table sets forth certain information as of December 31, 2010 with respect to compensation plans under which shares of the Corporation’s common stock may be issued.

Plan Category	No. Shares to be Issued upon Exercise of Outstanding Awards (1)		Weighted Average Per Share Exercise Price of Outstanding Options and SARs (2)		No. Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares in Column 1) (3)
Equity compensation plan approved by stockholders:
2006 Equity Incentive Plan	3,716,225		$11.04		3,018,410

Equity compensation plan not approved by stockholders:
2006 Non-Employee Director
Deferred Stock Unit Plan	66,748	(4)	Not Applicable	(5)	--	(6)

(1)
Represents shares of common stock issuable upon exercise of outstanding options and SARs granted under the 1999 Stock Incentive Plan, outstanding options granted under the 2000 Stock Incentive Plan and stock-settled SARs, restricted shares and RSUs granted under the 2006 Equity Plan, excluding an aggregate of awards for 20,062 shares remaining authorized for future use, but not granted as of December 31, 2010.  The stockholders approved the 2006 Equity Plan on April 25, 2006, and shares remaining available for grant under the 1999 and 2000 Stock Incentive Plans were transferred to the total shares available under the 2006 Equity Plan.

(2)	Does not apply to shares of restricted stock or restricted stock units, which do not have an “exercise price.”

(3)	Includes shares of common stock available for future grants under the 2006 Equity Plan.

(4)
Represents the number of shares credited to the accounts of participating Directors who elected to receive some or all of their respective quarterly stipends, chairman fees or meeting participation fees in stock in lieu of cash.  See discussion and table under “Compensation of Directors” above.

(5)
The awards under the Director Deferred Plan do not have an “exercise price,” and therefore, are not taken into account in terms of “weighted average exercise price.”  The number of shares is credited to the individual account maintained in the name of each of the participating Directors.

(6)
There is no limit under the Director Deferred Plan that corresponds to shares remaining available for future issuance under equity compensation plans utilizing other equity awards.  The shares credited to accounts maintained in the names of the participating Directors will come from the Corporation’s treasury stock or will be purchased on the open market.

PROPOSAL 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), the Corporation is asking its stockholders to vote, on an advisory basis, on the compensation of its Named Executive Officers as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives the Corporation’s stockholders the opportunity to express their views on the compensation of the Corporation’s Named Executive Officers.

Compensation Program and Philosophy

Our executive compensation program is designed to attract, reward and retain key employees, including our Named Executive Officers, who are critical to the Corporation’s long-term success.  Stockholders are urged to read the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement for greater detail about the Corporation’s executive compensation programs, including information about the fiscal year 2010 compensation of the Named Executive Officers.

The Corporation is asking the stockholders to indicate their support for the compensation of the Corporation’s Named Executive Officers as described in this Proxy Statement by voting in favor of the following resolution:

“RESOLVED, that the stockholders approve, on an advisory, non-binding basis, the compensation of the Corporation’s Named Executive Officers as disclosed in the “Compensation Discussion and Analysis” and “Executive Compensation” sections, and the related compensation tables, notes, and narrative in the Proxy Statement relating to the Corporation’s 2011 Annual Meeting of Stockholders.”

Advisory approval of the compensation of the Named Executive Officers requires the affirmative vote of a majority of the shares present at the Meeting, in person or by proxy, and entitled to vote on the proposal at the Meeting.  Even though this say-on-pay vote is advisory and therefore will not be binding on the Corporation, the Compensation Committee and the Board value the opinions of the Corporation’s stockholders. Accordingly, to the extent there is a significant vote against the compensation of the Named Executive Officers, the Board will consider the stockholders’ concerns and the Compensation Committee will evaluate what actions may be necessary or appropriate to address those concerns.

You may vote “for,” “against,” or “abstain” from the proposal to approve on an advisory basis the compensation of our Named Executive Officers.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3 - ADVISORY VOTE ON THE FREQUENCY OF AN
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to the Dodd-Frank Act, the Corporation is also asking its stockholders to provide their input with regard to the frequency of future stockholder advisory votes on executive compensation programs, such as the proposal contained in Proposal 2 above.  In particular, whether the advisory vote on executive compensation should occur once every year, every two years or every three years.

After considering this agenda item, the Board has determined that an advisory vote on executive compensation every year is the optimal interval for conducting and responding to a “say on pay” vote.  Stockholders who have concerns about executive compensation in the interval between “say on pay” votes are welcome to bring their specific concerns to the attention of the Board, in accordance with the section titled “Stockholders’ and Other Interested Parties’ Communications with the Board of Directors.”  By providing an advisory vote on executive compensation every year, stockholders will be able to provide the Corporation with direct input on its compensation philosophy, policies and practices annually. The Corporation understands that stockholders may have different views as to what is the best approach for the Corporation, and it looks forward to hearing from stockholders on this agenda item every year.

You may cast your vote by choosing the option of one year, two years, three years, or abstain from voting in response to the resolution set forth below:

“RESOLVED, that the option of once every year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Corporation is to hold an advisory vote by stockholders to approve the compensation of the Corporation’s Named Executive Officers.”

Even though your vote is advisory and therefore will not be binding on the Corporation, the Board and the Compensation Committee value the opinions of stockholders and will consider stockholders’ vote on the frequency of the vote on the compensation of Named Executive Officers.  Nonetheless, the Board may decide that it is in the best interests of the stockholders and the Corporation to hold an advisory vote on executive compensation more or less frequently than the option voted by the stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

THE BOARD RECOMMENDS A VOTE “FOR” THE OPTION OF ONCE EVERY YEAR AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL 4 - RE-APPROVAL OF THE MATERIAL TERMS OF THE BLOUNT INTERNATIONAL, INC.
EXECUTIVE MANAGEMENT ANNUAL INCENTIVE PLAN (As Amended)

Background

The Board of Directors previously approved, subject to stockholder approval, the Blount International, Inc. Executive Management Annual Incentive Plan (the “EMAIP”), so that performance-based bonuses paid under the EMAIP could qualify for deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended.  The EMAIP originally became effective January 1, 2006.  With respect to the EMAIP, Section 162(m) limits the federal income tax deductibility of annual compensation to $1 million each for the individuals who are the Corporation’s Chief Executive Officer and the other 3 most highly compensated executive officers (other than the Chief Financial Officer) at the end of each calendar year (referred to in this Proposal as “covered employees”).  Certain compensation that qualifies as “qualified performance-based compensation” is excluded from this limitation, and the EMAIP, as it relates to covered employees, has been designed to the extent practicable to comply with that exception.

Currently, federal tax regulations provide that every five years the Corporation’s stockholders must approve the material terms of the performance goals specified in the EMAIP and, further, provide that the material terms include (1) who is eligible to participate in the EMAIP, (2) the business criteria on which the performance goals will be based and (3) the maximum award payable to any participant.  The material terms of the EMAIP performance goals were last approved by the stockholders at the Corporation’s 2006 Annual Meeting.  Accordingly, the material terms of the performance goals in the EMAIP as applicable to covered employees are being presented to the stockholders for approval at the 2011 Annual Meeting.

There has been no change in the criteria with respect to who is eligible to participate in the EMAIP. The list of performance measures that may be used under the EMAIP was revised to clarify that earnings before interest, taxes and amortization (EBITA) and diluted earnings per share are permissible performance measures.  Finally, the maximum annual award payable under the EMAIP to any individual remains $2.5 million.

The following description of the material features of the EMAIP, as amended and restated effective as of January 1, 2011, is a summary only and is qualified in its entirety by reference to the EMAIP, a copy of which is attached as Exhibit A to this Proxy Statement.  Stockholder approval of the EMAIP is sought in order to continue to qualify awards under the EMAIP for the qualified performance-based compensation exception under Section 162(m) of the Code and thereby to allow the Corporation to deduct for federal income tax purposes most or all performance-based compensation paid under the EMAIP to covered employees.

General

The purpose of the EMAIP is to advance the growth and financial success of the Corporation by offering performance incentives to designated executives who have significant responsibility for such success. The EMAIP is administered by the Compensation Committee or other committee designated by the Board (the “Committee”), subject to the Committee’s right to delegate to the Chief Executive Officer and others the responsibility for administration of the EMAIP. To the extent such a delegation of authority has been made, the term “Committee” in this Proposal 4 should be read as “Committee or its delegate.” Persons eligible to participate in the EMAIP are the Executive Officers and other executives of the Corporation, its operating units or its affiliates who are in management positions designated as eligible for participation by the Committee.

The EMAIP is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”). The EMAIP may be amended, suspended or terminated by the Committee at any time, subject to ratification by the Board and to the consent of each participant whose rights would be adversely affected with respect to an award that has been finally determined and approved.  The EMAIP will remain in effect until terminated by the Board of Directors.

Awards Under the EMAIP

As soon as practical after the commencement of each fiscal year (typically during February or March), the Committee will establish plan rules for that year with respect to the following matters: (a) employees who are eligible to participate; (b) the performance objectives for each participant, which performance objectives will include one or more of the performance measures set forth below (except where the Committee has authority to establish additional performance objectives); (c) the target award, maximum award and threshold award that can be received by each participant, and the method for determining such award; (d) the form of payment of an incentive award; and (e) the terms and conditions subject to which any incentive award may become payable. Performance measures for covered employees will include one or more of the following (which may relate to the Corporation as a whole or a business unit, division or subsidiary, as appropriate): earnings before interest and taxes (EBIT); earnings before interest, taxes and amortization (EBITA); earnings before interest, taxes, depreciation and amortization (EBITDA); return on capital employed; operating income; SG&A as a percentage of sales; inventory turnover ratio; cost reductions; leverage ratios; gross margin; product introduction; sales; net income; earnings per share; diluted earnings per share; return on equity; return on assets (or net assets); after-tax or pre-tax profit; market value of the Corporation’s stock; total stockholder return; return on investment; economic profit; capitalized economic profit; cash flow and cash flow return.

After the end of each fiscal year, the Committee will certify the extent to which the performance objectives have been achieved for that year. In measuring performance, the Committee may adjust the Corporation’s financial results to exclude the effect of unusual charges or income items that distort financial results and other events, including acquisitions or dispositions of businesses or assets, recapitalizations, reorganizations or reductions-in-force. With respect to covered employees, the Committee will consider the provisions of Section 162(m) in making adjustments for awards intended to comply with Section 162(m). The Committee may also make adjustments to eliminate the effect of changes in tax or accounting rules and regulations. The percentage of pay at risk under the EMAIP is increased by position according to relative levels of responsibility and influence on business unit and corporate objectives. The award percentage is discounted for performance below target down to a minimum threshold at which no bonus is due, and an enhanced payout percentage is provided to motivate performance above target up to a maximum.

Incentive awards shall be approved by the Committee, subject to ratification by the Board when required under the EMAIP or desired by the Committee, based on the EMAIP rules then in effect and the achievement of performance criteria as certified by the Committee. The Committee may in its discretion grant awards to deserving participants, except certain covered employees, notwithstanding levels of achievement of performance criteria. The maximum award that may be paid to an individual participant for a plan year shall be $2.5 million.

Awards will generally be made in lump sum cash payments or in such other form as the Committee may specify at the beginning of the year. Payment will be made as soon as practicable after the determination of awards.

A partial incentive award may be authorized by the Committee for a participant who is terminated without cause, or who terminates for good reason, or who retires, dies or becomes permanently and totally disabled during the fiscal year. Otherwise, no award will be paid to a participant who is not an active employee of the Corporation, an operating unit or an affiliate at the end of the fiscal year to which the award relates. In general, unless the Committee has established a different rule with respect to some or all participants, upon the occurrence of a change in control, the participant’s incentive award for that year will be deemed to have been fully earned at the target award level, will be prorated for the portion of the year that has elapsed, and will be paid within thirty days after the effective date of the change in control. If a participant is entitled to a pro rata award under the EMAIP upon a change in control, and also to a similar pro rata award under an employment agreement or severance agreement for the same fiscal year, the participant will receive the larger pro rata award but not both awards.

Federal Income Tax Consequences

An award under the EMAIP will constitute compensation taxable as ordinary income (and subject to income tax withholding) to the participant to the extent it is paid in cash or as an immediately available equity-based awards. Generally, the Corporation will be entitled to a corresponding deduction.

Section 162(m) of the Code limits to $1,000,000 the amount of compensation that may be deducted by the Corporation in any tax year with respect to a covered employee, with an exception for qualified performance-based compensation. The EMAIP is designed, and is to be administered in such a manner as to qualify all or a portion of the payments to covered employees for that performance-based exception, except to the extent the Compensation Committee determines that such compliance is not required or not advisable in the best interests of the Corporation.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

THE BOARD RECOMMENDS A VOTE TO APPROVE THIS PROPOSAL 4 FOR (1) THE CONTINUED USE OF THE CURRENT CRITERIA TO DETERMINE WHO PARTICIPATES IN THE EMAIP, (2) THE USE OF THE LIST OF PERFORMANCE GOALS DESCRIBED IN THIS SECTION AND IN THE ATTACHED EMAIP, AND (3) THE CONTINUATION OF THE $2.5 MILLION MAXIMUM LIMIT FOR ANY AWARD THAT MAY BE PAID TO AN INDIVIDUAL FOR A PLAN YEAR.

PROPOSAL 5 - RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the calendar year ending December 31, 2011.  Although stockholder ratification is not required, the Board has determined that it would be desirable to request an expression from the stockholders as to whether or not they concur with this appointment.

PricewaterhouseCoopers LLP, including Coopers & Lybrand LLP prior to its merger with Price Waterhouse LLP, has served as auditors of the consolidated financial statements of the Corporation and its subsidiaries from year to year since 1972 and auditors of management’s report on the effectiveness of internal controls over financial reporting since 2005.  The Corporation has been advised by PricewaterhouseCoopers LLP that they do not have any direct financial interest or any material indirect financial interest in the Corporation or any of its subsidiaries, and that during the above time, PricewaterhouseCoopers LLP has not had any connection with the Corporation or its subsidiaries in a capacity of promoter, underwriter, voting trustee, Director, Officer or employee.

PricewaterhouseCoopers LLP proposes to bill or has billed the Corporation the following amounts for professional services during 2010 and 2009, all of which PricewaterhouseCoopers LLP has advised were provided at customary rates and terms:

	2010 (Actual) ($)		2009 (Actual) ($)
Audit Fees:	1,048,117		1,098,682
Audit Related Fees:	--		--
Tax Fees:	170,243		171,917
Subtotal:	1,218,360		1,270,599

All Other Fees and Expenses:	623,051	(1)	59,266
TOTAL	1,841,411		1,329,865

(1)	All Other Fees and Expenses includes fees for services provided to the Corporation for the acquisitions of SpeeCo and KOX.

Audit fees for the years ended December 31, 2010 and 2009, respectively, were for professional services rendered for the audits of the consolidated financial statements and of management’s report on the effectiveness of internal controls over financial reporting of the Corporation, as well as for statutory audits of certain foreign subsidiaries.  Fees also include out-of-pocket and other expenses.

Audit Related Fees for the years ended December 31, 2010 and 2009, respectively,  were for assurance and related services, including analyses for contemplated accounting events and pension census data tests, as well as for consultations concerning financial accounting and reporting standards.

Tax Fees for the years ended December 31, 2010 and 2009, respectively, were for services related to tax compliance, including preparation of tax returns and claims for refund.

All Other Fees and Expenses for the years ended December 31, 2010 and 2009, respectively, represent services for tax planning, tax advice and assistance with respect to requests for rulings for technical advice from tax authorities.

The Audit Committee of the Board, pursuant to its pre-approval policies and procedures for audit and non-audit services, approved in advance all non-audit services rendered by PricewaterhouseCoopers LLP during 2010 and concluded that such services did not affect the independence of the auditors.  Please also refer to the Audit Committee Report above.

Representatives of PricewaterhouseCoopers LLP (in person or by telephonic conference) and of the Audit Committee of the Board (in person) will be present at the Meeting and will have the opportunity to make a statement if they desire to do so.  Those representatives will also be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CORPORATION FOR THE 2011 CALENDAR YEAR.  IF THE STOCKHOLDERS DO NOT RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP BY A MAJORITY OF VOTES CAST, THE BOARD WILL RECONSIDER THE APPOINTMENT.

STOCKHOLDERS’ AND OTHER INTERESTED PARTIES’ COMMUNICATIONS WITH BOARD OF DIRECTORS

Stockholders and other interested parties interested in communicating information or inquiries to the Board, its Committees or any specific Director should do so by submitting a written communication to:

Board of Directors
Blount International, Inc.
4909 SE International Way
Portland, Oregon 97222
To the Attention of: General Counsel

The General Counsel will open and read the written submission only to confirm that it relates to the business of the Corporation, and, if so, will send the communication in its entirety to the Chairman of the Board (or to the addressee specified, if any) without comment.  Any such communication should include the stockholder’s or other party’s name, address, other contact information and, if applicable, number of shares of the Corporation’s common stock owned.

STOCKHOLDERS’ PROPOSALS FOR 2012 ANNUAL MEETING

Stockholders may present proposals that are proper subjects for inclusion in the Proxy Statement and for consideration at the Annual Meeting of Stockholders in 2012.  In order to be considered, proposals must be submitted on a timely basis.  Stockholder proposals intended for inclusion in next year’s proxy statement pursuant to Rule 14a-8 under the Exchange Act must be received by the Corporation no later than December 29, 2011.  Stockholder proposals for consideration at the Annual Meeting of Stockholders in 2012 that are made outside of Rule 14a-8 (or any other proxy access rule providing a notice period) under the Exchange Act must comply with the requirements of Article II, Section 7 of the Company’s By-laws, as amended, and must be received no earlier than January 27, 2012 and no later than February 26, 2012.  Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Corporation.  Shareholder proposals may be subject to additional notice requirements under any proxy access rules adopted by the SEC subsequent to the date of this Proxy Statement.

GENERAL INFORMATION

The expenses of soliciting proxies will be paid by the Corporation.  Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy soliciting materials to beneficial owners of the Corporation’s common stock, and the Corporation will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with this solicitation.

By Order of the Board of Directors,

/s/ Richard H. Irving
Richard H. Irving, III

Senior Vice President, General Counsel and Secretary

Portland, Oregon
April 26, 2011

APPENDIX A

BLOUNT INTERNATIONAL, INC.
EXECUTIVE MANAGEMENT ANNUAL INCENTIVE PLAN
Amended and Restated Effective as of January 1, 2011

1.	ESTABLISHMENT AND EFFECTIVE DATE OF PLAN

Blount International, Inc. (the “Corporation”) hereby adopts the amended and restated Blount International, Inc. Executive Management Annual Incentive Plan (the “Plan”) for its executive officers and certain other executives and employees of the Corporation, its Operating Units and affiliates who are in management positions designated as eligible for participation by the Compensation Committee (the “Committee”) of the Board of Directors of the Corporation or its designee.  The amended and restated Plan shall be effective as of January 1, 2011 and shall remain in effect until terminated in accordance with Section 13.  Unless the Committee determines otherwise, payments under the Plan shall only be made to the Chief Executive Officer (and such other Participants as the Committee may determine) after the Plan is approved by the stockholders of the Corporation.

2.	PURPOSE OF THE PLAN

The purpose of the Plan is to further the growth and financial success of the Corporation by offering performance incentives to designated executives and other employees who have significant responsibility for such success.

3.	DEFINITIONS

(a)
“Base Annual Salary” means the actual base salary earned by a Participant during the applicable Plan Year, increased by the amount of any pre-tax deferrals or other pre-tax payments made by the Participant to the Corporation’s deferred compensation or welfare plans (whether qualified or non-qualified).

(b)	“Board of Directors” means the Board of Directors of the Corporation.

(c)
“Change in Control” shall have the meaning ascribed to such term in the Blount International, Inc. 2006 Equity Incentive Plan, as amended and restated, and as it may be further amended, provided, that, to the extent Section 409A is applicable to any payment under the Plan, the event constituting a Change in Control also constitutes a change in ownership or effective control of the Corporation, or in the ownership of a substantial portion of the assets of the Corporation, each as defined for purposes of Section 409A.

(d)	“Chief Executive Officer” means the chief executive officer of the Corporation, unless otherwise specified.

(e)	“Code” means the Internal Revenue Code of 1986, as amended.

(f)	“Committee” means the Compensation Committee of the Board of Directors or any other committee designated by the Board of Directors that is responsible for administering all or part of the Plan.

(g)	“Corporation” means Blount International, Inc., a Delaware corporation, and its successors.

(h)	“Incentive Award” or “Award” means the bonus awarded to a Participant under the terms of the Plan.

(i)
“Maximum Award” means the maximum percentage (which may vary among Participants and from Plan Year to Plan Year) of Base Annual Salary which may be paid based upon the Relative Performance during the Plan Year.

(j)	“Operating Unit” means a separate business operating unit of the Corporation with respect to which separate performance goals may be established hereunder.

(k)	“Participant” means an employee of the Corporation, an Operating Unit or an affiliate who is designated by the Committee or its designee to participate in the Plan.

(l)	“Plan Rules” means the rules established annually by the Committee pursuant to Section 4, subject, where applicable, to ratification by the Board of Directors.

(m)
“Plan Year” means the twelve month period that is the same as the Corporation’s fiscal year.  The initial Plan Year for this amended and restated Plan shall be January 1, 2011 through December 31, 2011.

(n)
“Qualified Performance-Based Award” means an Award (or a specified portion of an Award) to a Participant that is intended to satisfy the requirements for “qualified performance-based compensation” under Code Section 162(m) and the regulations thereunder.

(o)	“Relative Performance” means the extent to which the Corporation, and/or designated Operating Unit, as applicable, achieves the performance measurement criteria set forth in the Plan Rules.

(p)	“Section 409A” means Section 409A of the Code and the regulations and rulings thereunder.

(q)
“Target Award” means the percentage (which may vary among Participants and from Plan Year to Plan Year) of Base Annual Salary which will be paid to a Participant as an Incentive Award if the performance measurement criteria applicable to the Participant for the Plan Year is achieved, as reflected in the Plan Rules for such Plan Year.

(r)
“Threshold Award” means the percentage (which may vary among Participants and from Plan Year to Plan Year) of Base Annual Salary which corresponds to the minimum acceptable Relative Performance during the Plan Year.

4.	ADMINISTRATION OF THE PLAN

The Plan will be administered by the Committee, subject to its right to delegate responsibility for administration of the Plan as it applies to Participants other than the Chief Executive Officer and any other Participant receiving an Award that is intended to qualify as a Qualified Performance-Based Compensation Award.  The Committee will have authority to establish Plan Rules with respect to the following matters for the Plan Year, subject to the right of the Board of Directors to ratify such Plan Rules as provided in this Section 4:

(a)	the employees of the Corporation, its Operating Units and affiliates who are Participants in the Plan;

(b)
the Target Award, Maximum Award (if any) and Threshold Award (if any) that can be granted to each Participant and the method for determining such award, which the Committee may amend from time to time;

(c)
the performance targets and the measurement criteria to be used in determining the Corporation’s or an Operating Unit’s Relative Performance, which will include one or more of the following, as determined by the Committee or its designee each year:  earnings before interest and taxes (EBIT), earnings before interest, taxes and amortization (EBITA), earnings before interest, taxes, depreciation and amortization (EBITDA), return on capital employed, operating income, SGA as a percentage of sales, inventory turnover ratio, cost reductions, leverage ratios, gross margin, product introduction, sales, net income, earnings per share, diluted earnings per share, return on equity, return on assets (or net assets), after-tax or pre-tax profit, market value of the Corporation’s stock, total shareholder return, return on investment, economic profit, capitalized economic profit, cash flow and cash flow return;

(d)	the personal performance targets, objectives or goals for individual Participants and the measurement criteria to be used in determining performance; and

(e)	the time or times, the form of payment, and the conditions subject to which any Incentive Award may become payable.

The Plan Rules will be adopted by the Committee prior to, or as soon as practical after, the commencement of each Plan Year, but for Participants receiving an Award that is intended to qualify as a Qualified Performance-Based Award, no later than the date required by Section 162(m).  Subject to the provisions of the Plan and the Committee’s right to delegate its responsibilities, the Committee will also have the discretionary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations deemed necessary or advisable in administering the Plan.  The determinations of the Committee on the matters referred to in paragraphs (a) through (e) of this Section 4 with respect to the Chief Executive Officer (and such other Participants as the Committee may determine) shall be submitted at least annually to the Board of Directors for its consideration and ratification.  For Awards that are not intended to qualify as Qualified Performance-Based Awards, the Committee may in its discretion (i) establish performance measures and criteria not listed in this Section 4 without obtaining stockholder approval; and (ii) during a Plan Year revise the performance targets and measurement criteria to the extent the Committee believes necessary to achieve the purposes of the Plan in light of any unexpected or unusual circumstances.  The Committee shall have the authority to designate that only a portion of an Award is intended to qualify as a Qualified Performance-Based Award. The Committee may specify in the Plan Rules or awards for any Plan Year that the Participant’s rights, payments, and benefits with respect to an award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable performance conditions of an award.  Such events may include, but shall not be limited to, the requirement for, or decision to make, a financial statement restatement, termination of service for cause or any act by a Participant (including violation of confidentiality agreements and restrictive covenants), whether before or after termination of service, that could constitute cause for termination of service.

5.	PARTICIPATION

Eligibility for participation in the Plan is limited to executive officers of the Corporation and certain other executives and employees of the Corporation and its Operating Units or affiliates who hold key management and staff positions.  From among those eligible and based upon the recommendations of the Chief Executive Officer and other designees, the Committee will designate by name or position the Participants each Plan Year.  Any employee who is a Participant in one Plan Year may be excluded from participation in any other Plan Year.  If, during the Plan Year, a Participant other than the Chief Executive Officer (or other Participants holding Awards intended to qualify as Qualified Performance-Based Awards) changes employment positions to a new position which corresponds to a different award level, the Committee may, in its discretion, adjust the Participant’s award level for such Plan Year.  The Committee may, in its discretion, designate employees who are hired after the beginning of the Plan Year as Participants for such Plan Year and as eligible to receive full or partial Incentive Awards for such year.

6.	INCENTIVE AWARDS

6.1	Determination of the Amount of Incentive Awards

At the end of each Plan Year, the Committee or its designee shall certify the extent to which the performance targets and measurement criteria established pursuant to Section 4 have been achieved for such Plan Year based upon financial information provided by the Corporation and, where applicable, the Participant’s individual performance.  A Participant’s Incentive Award shall be computed by the Committee based upon the achievement of the established performance targets, measurement criteria and the requirements of the Plan.  In addition to any adjustments provided by the Incentive Award, the Committee may in determining whether performance targets have been met adjust the Corporation’s financial results to exclude the effect of unusual charges or income items or other events, including acquisitions or dispositions of businesses or assets, stock dividends, stock splits, recapitalizations or other changes in the capital structure of the Corporation, reorganizations, restructurings, reductions in force, currency fluctuations or changes in accounting, which are distortive of results for the year (either on a segment or consolidated basis); provided, that for purposes of determining the Incentive Awards of the Chief Executive Officer (and any such other Participant holding an Award intended to qualify as a Qualified Performance-Based Award), the Committee shall exclude unusual items whose exclusion has the effect of increasing Relative Performance if such items constitute “extraordinary items” under generally accepted accounting principles or are unusual events or items.  In addition, the Committee will adjust its calculations to exclude the unanticipated effect on financial results of changes in the Code or other tax laws, or the regulations relating thereto.

The Committee may, in its discretion, decrease the amount of a Participant’s Incentive Award for any reason, including the Committee’s judgment that the performance targets have become an inappropriate measure of achievement, a change in the employment status, position or duties of the Participant, unsatisfactory performance of the Participant, or for such other reasons as the Committee deems appropriate.

In the event that the Corporation’s or an Operating Unit’s performance is below the anticipated performance thresholds for the Plan Year and the Incentive Awards are below expectations or not earned at all, the Committee may in its discretion grant Incentive Awards (or increase the otherwise earned Incentive Awards) to deserving Participants, except no such increase or additional Award shall be permitted with respect to Participants who received Awards that are intended to qualify as Qualified Performance-Based Awards.

The Plan Rules and Incentive Awards under the Plan shall be administered in a manner to qualify payments under the Plan to the Chief Executive Officer (and such other Participants as the Committee may determine) as Qualified Performance-Based Awards, except where the Compensation Committee or the Board of Directors determines such compliance is not necessary or desirable.  The maximum Incentive Award that may be paid to an individual Participant for a Plan Year shall be $ 2.5 million.

6.2           Eligibility for Payment of Incentive Award

No Participant will have any vested right to receive any Incentive Award until such date as the Board of Directors has ratified the Committee’s determination with respect to the payment of individual Incentive Awards, except where the Committee determines such ratification is not necessary.  No Incentive Award will be paid to any Participant who is not an active employee of the Corporation, an Operating Unit or an affiliate at the end of the Plan Year to which the Incentive Award relates; provided, however, at the discretion of the Committee or its designee (subject to ratification by the Board of Directors, where required, and the limitations of Code Section 162(m)), partial Incentive Awards may be paid to Participants (or their beneficiaries) who are terminated without cause (as determined by the Committee or its designee) or who retire, die or become permanently and totally disabled during the Plan Year.  No Participant entitled to receive an Incentive Award shall have any interest in any specific asset of the Corporation, and such Participant’s rights shall be equivalent to that of a general unsecured creditor of the Corporation.

6.3           Payment of Awards

Payment of the Incentive Awards will be made as soon as practicable after their determination pursuant to Sections 6.1 and 6.2 (but in no event later than March 15th of the year following the year such Incentive Awards become vested), subject to the Committee’s right to allow a Participant to defer payment pursuant to an applicable deferred compensation plan of the Corporation.  Payment will generally be made in a lump sum in cash, in options to purchase Common Stock of the Corporation, or in a combination of cash and stock options, as determined by the Committee either at the time Awards are established or when they are paid (which may be different for different groups of Participants). In addition, the Committee may provide some or all of the Participants the right to elect, within the time frames provided by the Committee, to receive a portion or all of an Incentive Award in options to purchase Common Stock, rather than cash.

6.4           Section 409A Compliance.

The Plan shall at all times be interpreted and operated in compliance with the requirements of Section 409A.  Any action that may be taken (and, to the extent possible, any action actually taken) by the Corporation or the Committee shall not be taken (or shall be void and without effect), if such action violates the requirements of Section 409A or would result in a “plan failure” under Section 409A.  Any provision in the Plan that is determined to violate the requirements of Section 409A or that would result in a “plan failure” under Section 409A shall be void and without effect.  In addition, any provision that is required to appear in the Plan in accordance with Section 409A that is not expressly set forth herein shall be deemed to be set forth herein, and the Plan shall be administered in all respects as if such provision were expressly set forth.  The Corporation and the Committee shall have the authority to delay the commencement of all or a part of the payments to a Participant under the Plan  if the Participant is a “key employee” of the Corporation (as determined by the Corporation in accordance with procedures established by the Corporation that are consistent with Section 409A) to a date which is six months after the date of Participant’s separation from service (and on such date the payments that would otherwise have been made during such six-month period shall be made), but only to the extent such delay is required under the provisions of Section 409A to avoid imposition of additional income and other taxes, provided that the Corporation and the Committee will take into account any transitional rules and exemption rules available under Section 409A.  Payments of Incentive Awards under the Plan are intended to satisfy the “short-term deferral” exception under Section 409A.

7.	DELEGATION OF AUTHORITY BY THE COMMITTEE

Notwithstanding the responsibilities of the Committee set forth herein, the Committee may delegate to the Chief Executive Officer or others all or any portion of its responsibility for administration of the Plan as it relates to Participants other than the Chief Executive Officer and other than Awards intended to qualify as Qualified Performance-Based Awards.  Such delegation may include, without limitation, the authority to designate employees who can participate in the Plan, to establish Plan Rules, to interpret the Plan, to determine the extent to which performance criteria have been achieved, and to adjust any Incentive Awards that are payable.  In the case of each such delegation, the administrative actions of the delegate shall be subject to the approval of the person within the Corporation to whom the delegate reports (or, in the case of a delegation to the Chief Executive Officer, to the approval of the Committee).

8.	CHANGE IN CONTROL

Upon the occurrence of a Change in Control, unless the Participant is permitted to and otherwise elects in writing in accordance with such rules as the Committee may establish, the Participant’s Incentive Award for the Plan Year shall be determined as if the Target Award level of performance has been achieved (without any reductions under Section 6.1) and shall be deemed to have been fully earned for the Plan Year, provided that` the Participant shall only be entitled to a pro rata portion of the Incentive Award based upon the number of days within the Plan Year that had elapsed as of the effective date of the Change in Control.  The Incentive Award amount shall be paid only in cash within thirty (30) days after the effective date of the Change in Control.  The Incentive Award payable upon a Change in Control to a Participant for the Plan Year during which a Change in Control occurs shall be the greater of the amount provided for under Section 8 of the Plan or the amount of the Incentive Award payable to such Participant for this Plan Year under the terms of any employment agreement or severance agreement with the Corporation, its Operating Units or affiliates, provided that the Participant shall not receive a duplicate Incentive Award under the Plan and such agreement for the same Plan Year (or portion of a Plan Year).  Notwithstanding the above, the Committee may provide in the Plan Rules for alternative consequences upon a Change in Control, which may apply to some or all Participants and which may vary among Participants.

9.	BENEFICIARY

To the extent provided by the Committee or its designee each Participant will designate a person or persons to receive, in the event of death, any Incentive Award to which the Participant would then be entitled under Section 6.2.  Such designation will be made in the manner determined by the Committee and may be revoked by the Participant in writing.  If the Committee does not provide for a designation of a beneficiary or if a Participant fails effectively to designate a beneficiary, then the estate of the Participant will be deemed to be the beneficiary.

10.	WITHHOLDING OF TAXES

The Corporation shall deduct from each Incentive Award the amount of any taxes required to be withheld by any governmental authority.

11.	EMPLOYMENT

Nothing in the Plan or in any Incentive Award shall confer (or be deemed to confer) upon any Participant the right to continue in the employ of the Corporation, an Operating Unit or an affiliate, or interfere with or restrict in any way the rights of the Corporation, an Operating Unit or an affiliate to discharge any Participant at any time for any reason whatsoever, with or without cause.

12.	SUCCESSORS

All obligations of the Corporation under the Plan with respect to Incentive Awards granted hereunder shall be binding upon any successor to the Corporation, whether such successor is the result of an acquisition of stock or assets of the Corporation, a merger, a consolidation or otherwise.

13.	TERMINATION AND AMENDMENT OF THE PLAN; GOVERNING LAW

The Committee, subject to the ratification rights of the Board of Directors, has the right to suspend or terminate the Plan at any time, or to amend the Plan in any respect, provided that no such action will, without the consent of a Participant, adversely affect the Participant’s rights under an Incentive Award that has already been approved under Section 6.2.  The Plan shall be interpreted and construed under the laws of the State of Delaware.

AS APPROVED BY THE BOARD OF DIRECTORS OF THE CORPORATION ON THE 18TH DAY OF APRIL, 2011.

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IMPORTANT ANNUAL MEETING INFORMATION		000004	000000000.000000 ext	000000000.000000 ext
ENDORSEMENT_LINE______________ SACKPACK_____________			000000000.000000 ext	000000000.000000 ext
			000000000.000000 ext	000000000.000000 ext

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6			Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two other voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 26, 2011.
Vote by Internet
			●	Log on to the Internet and go to
www.investorvote.com/BLT
			●	Follow the steps outlined on the secured website.
Vote by telephone
			●	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
			●	Follow the instructions provided by the recorded message.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card
‚ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ‚

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2, 4 and 5 and EVERY YEAR for Proposal 3.

1.	Election of Directors:	For	Withhold				For	Withhold		For	Withhold		+
	01 - Robert E. Beasley, Jr.	☐	☐	02 - Ronald Cami			☐	☐	03 - R. Eugene Cartledge	☐	☐

	04 - Andrew C. Clarke	☐	☐	05 - Joshua L. Collins			☐	☐	06 - Thomas J. Fruechtel	☐	☐

	07 - E. Daniel James	☐	☐	08 - Harold E. Layman			☐	☐

				For	Against	Abstain				1 Yr	2 Yrs	3 Yrs	Abstain
2.	To pass as an advisory vote a resolution approving certain executive compensation.			☐	☐	☐	3.	To pass as an advisory vote a resolution approving every year as the frequency of holding an advisory vote on executive compensation.		☐	☐	☐	☐
				For	Against	Abstain					For	Against	Abstain
4.	To consider and act upon a proposal to re-approve the material terms of the Blount International, Inc. Executive Management Annual Incentive Plan.			☐	☐	☐	5.
To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Corporation for the year ending December 31, 2011.
											☐	☐	☐

6.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

	C 1234567890	J N T	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+
	1 U P X	1 1 4 4 6 5 1

01BFEF

Dear Stockholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of the Corporation that require your immediate attention. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares. Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,
Blount International, Inc.

‚ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.‚

Proxy — Blount International, Inc.	+

4909 SE International Way
Portland, Oregon 97222

Proxy Solicited on Behalf of the Board of Directors
for the Annual Meeting of Stockholders on May 26, 2011

The undersigned, revoking previous proxies, if any, relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated April 26, 2011 in connection with the Annual Meeting of Stockholders to be held at 10:00 A.M., E.D.T., on Thursday, May 26, 2011, in the Sheraton New York Hotel and Towers, Conference Room J - Lower Lobby, 811 7th Avenue on 53rd Street, New York, NY 10019, and hereby appoints HOLLY TAFT and CHAD E. PAULSON, or either one of them acting in the absence of the other, the proxies of the undersigned, with power of substitution to each, to represent and vote, as designated on the reverse side, all shares of Common Stock of Blount International, Inc. registered in the name provided herein as of March 28, 2011 that the undersigned is entitled to vote at the 2011 Annual Meeting of Stockholders, and at any adjournment thereof, with all powers the undersigned would have if personally present, including without limitation the right to transact such other business as may properly come before the Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.  IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL THE NOMINEES LISTED, “FOR” PROPOSALS 2, 4 AND 5 AND “EVERY YEAR” FOR PROPOSAL 3.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

C	Non-Voting Items
Change of Address — Please print new address below.		Meeting Attendance	☐
Mark box to the right if
you plan to attend the
Annual Meeting.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.
+